Filed Pursuant to Rule 424(b)(5)
Registration No. 333-270754

PROSPECTUS SUPPLEMENT

Prospectus Supplement

September 27, 2023

(To Prospectus dated March 22, 2023)

Pilgrim’s Pride Corporation

$500,000,000

6.875% Senior Notes due 2034

Pilgrim’s Pride Corporation is offering $500,000,000 aggregate principal amount of its 6.875% senior notes due 2034 (the “notes”). The notes will bear interest at the rate of 6.875% per annum. We will pay interest on the notes semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2024. The notes will mature on May 15, 2034.

We may redeem some or all of the notes prior to February 15, 2034 (which is the date that is three months prior to the maturity of the notes) by paying a redemption price equal to 100% of the principal amount of the notes being redeemed plus the “make-whole” premium set forth in this prospectus supplement, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after February 15, 2034, we may redeem some or all of the notes by paying a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The notes will be our unsecured senior obligations and will rank equally with all of our existing and future unsecured senior debt and rank senior to all of our existing and future subordinated debt. The notes will be effectively junior to our and existing and future secured debt to the extent of the value of the collateral securing such debt. The notes will be structurally subordinated to all existing and future liabilities (including trade payables) of our subsidiaries.

The notes will contain certain provisions that will allow us, subject to certain conditions and without the consent of holders of the notes, to be substituted by a direct or indirect parent or a subsidiary. See “Description of Debt Securities and Related Guarantees— Substitution of the Company as Issuer” in the accompanying prospectus and “Taxation—Certain United States Federal Income Tax Consequences—Certain Tax Consequences of Substitution.”

The notes are new securities, and currently there is no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. We do not intend to apply for a listing of the notes on any securities exchange.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement and the information in the section titled, “Risk Factors,” in our Quarterly Report on Form 10-Q (as defined herein) and 2022 Annual Report on Form 10-K (as defined herein) which are incorporated by reference in this prospectus supplement, in each case as updated by our periodic filings with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total(1)
Public offering price	98.041%	$490,205,000
Underwriting discount	0.900%	$4,500,000
Proceeds to us (before expenses)	97.141%	$485,705,000

(1)	Plus accrued interest, if any, from October 12, 2023, if settlement occurs after that date.

Delivery of the notes is expected to be made on or about October 12, 2023 through the facilities of The Depository Trust Company and its participants, including Euroclear Bank S.A./N.V., or Euroclear, and Clearstream Banking, S.A., Luxembourg, or Clearstream.

Joint Book-Running Managers

Barclays	BMO Capital Markets	ING	Mizuho
Rabo Securities	RBC Capital Markets	Truist Securities	Regions Securities LLC

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, these notes only in jurisdictions where such offers and sales are permitted. You should not assume that the information provided by this prospectus supplement and the accompanying prospectus or the documents incorporated by reference in this document is accurate as of any date other than their respective dates. Our business, financial condition, results of operations or prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes certain matters relating to us and this offering. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the notes offered by this prospectus supplement and the accompanying prospectus. For information about the notes, see “Description of Notes” in this prospectus supplement and “Description of Debt Securities and Related Guarantees” in the accompanying prospectus. When we refer to this “document,” we mean this prospectus supplement and the accompanying prospectus, unless the context otherwise requires.

Before you invest in the notes, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the heading “Where You Can Find More Information; Incorporation by Reference.”

If the information set forth in this prospectus supplement varies in any way from the information set forth in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.

In this prospectus, except as otherwise indicated or the context otherwise requires, the words “Pilgrim’s Pride,” “Pilgrim’s,” “PPC,” “we,” “us,” “our,” “ours” and the “Company” refer to Pilgrim’s Pride Corporation together with its subsidiaries.

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INDUSTRY AND MARKET DATA

Any market and competitive position data contained in this prospectus supplement is from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, neither we nor the underwriters have independently verified such data and neither we nor the underwriters make any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable but it has not been verified by any independent sources.

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NON-GAAP FINANCIAL MEASURES

We refer to the terms EBITDA and Adjusted EBITDA in various places in this prospectus supplement. These are supplemental financial measures that are not prepared in accordance with U.S. GAAP within the meaning of applicable SEC rules and regulations. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with U.S. GAAP. We define these measures, explain how they are calculated and provide reconciliations of these measures to the most comparable U.S. GAAP measure, as the case may be, under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 25, 2022 (“2022 Annual Report on Form 10-K”) and Quarterly Report on Form 10-Q for the quarter ended June 25, 2023 (the “Quarterly Report on Form 10-Q”), which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to, and not in lieu of, results prepared in conformity with U.S. GAAP, to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. We also believe that Adjusted EBITDA, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with our competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as an indicator of our operating performance or any other measure of performance derived in accordance with U.S. GAAP.

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DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

Certain written and oral statements made by us contained in this prospectus supplement and the accompanying prospectus (including information incorporated by reference herein) may constitute “forward- looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made herein, in our other filings with the SEC, in press releases, and in certain other oral and written presentations. Statements of our intentions, beliefs, expectations or predictions for the future, denoted by the words “anticipate,” “believe,” “estimate,” “expect,” “project,” “plan,” “imply,” “intend,” “should,” “foresee” and similar expressions, are forward-looking statements that reflect our current views about future events and are subject to risks, uncertainties and assumptions. Such risks, uncertainties and assumptions include the following:

•	The impact of the COVID-19 pandemic, efforts to contain the pandemic and resulting economic downturn on our operations and financial condition;

•	Matters affecting the chicken and pork industries generally, including fluctuations in the commodity prices of feed ingredients, pigs and chicken;

•	Our ability to obtain and maintain commercially reasonable terms with vendors and service providers;

•	Our ability to maintain contracts that are critical to our operations;

•	Our ability to retain management and other key individuals;

•	Outbreaks of avian influenza or other diseases, either in our own flock or elsewhere, affecting out ability to conduct our operations and/or demand for our poultry products;

•	Contamination of our products, which has previously and can in the future lead to product liability claims and product recalls;

•	Exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate;

•	Changes in laws or regulations affecting our operations or the application thereof;

•

Our ability to ensure that our directors, officers, employees, agents, third-party intermediaries and the companies to which we outsource certain of our business operations will comply with anti-corruption laws or other laws governing the conduct of business with government entities;

•

New immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause our costs of business to increase, cause us to change the way in which we do business or otherwise disrupt our operations;

•	Competitive factors, inflation and pricing pressures, or the loss of one or more of our largest customers;

•	Inability to consummate, or effectively integrate, any acquisition or to realize the associated anticipated cost savings and operating synergies;

•	Currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign segments, including risks associated with Brexit;

•	Restrictions imposed by, and as a result of, Pilgrim’s leverage;

•	Disruptions in international markets and distribution channels for various reasons, including, but not limited to, the ongoing Russia-Ukraine war;

•	The impact of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems;

•	Our ability to maintain favorable labor relations with our employees and our compliance with labor laws;

•	Extreme weather or natural disasters;

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•	The impact of uncertainties in litigation;

•	Labor shortages and increased turnover or increases in employee and employee-related costs; and

•

Other risks described herein and under “Risk Factors” in our 2022 Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Actual results could differ materially from those projected in these forward-looking statements as a result of these factors, among others, many of which are beyond our control.

Our forward-looking statements speak only as of the date of this prospectus supplement or as of the date they are made. In making these statements, we are not undertaking, and specifically decline to undertake, any obligation to address or update each or any factor in future filings or communications regarding our business or results, and we are not undertaking to address how any of these factors may have caused changes to information contained in previous filings or communications. Although we have attempted to list comprehensively these important cautionary risk factors, we must caution investors and others that other factors may in the future prove to be important and affect our business or results of operations. The forward looking statements contained in documents incorporated by reference herein are more specifically indicated in those documents. More detailed information regarding these factors is included in the section titled “Risk Factors” of this prospectus supplement and the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2022 Annual Report on Form 10-K and Quarterly Report on Form 10-Q which are incorporated by reference in this prospectus supplement and in our reports and other documents on file with the SEC. Many of these factors are beyond our ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements.

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SUMMARY

This summary highlights the information contained elsewhere in, or incorporated by reference into, this prospectus supplement. This summary does not contain all of the information that you should consider before deciding whether to purchase the notes. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information under the heading “Risk Factors” and the documents incorporated by reference into this prospectus supplement, which are described under the heading “Where You Can Find More Information; Incorporation by Reference.” Pilgrim’s Pride Corporation and its subsidiaries in the U.S., Mexico and Puerto Rico operate on the basis of a 52/53-week fiscal year that ends on the Sunday falling on or before December 31. With respect to PPC’s operations in the U.S., Mexico and Puerto Rico, you should assume any reference we make to a particular year (for example, 2022) in this prospectus supplement relating to PPC’s business applies to PPC’s fiscal year and not the calendar year. Fiscal year 2022 was a 52-week fiscal year. The six months ended June 25, 2023 represents the period from December 26, 2022 through June 25, 2023. The six months ended June 26, 2022 represents the period from December 27, 2021 through June 26, 2022.

Our Company

We are primarily engaged in the production, processing, marketing and distribution of fresh, frozen and value-added chicken and pork products to retailers, distributors and foodservice operators. JBS S.A., through its indirect wholly-owned subsidiaries, beneficially owns 82.65% of our outstanding common stock as of June 25, 2023.

We market our balanced portfolio of fresh, prepared and value-added meat products to a diverse set of over 51,100 customers across the U.S., the U.K. and Europe, Mexico and in over 120 other countries. Our sales efforts are largely targeted towards the foodservice industry, principally chain restaurants and food processors, such as Chick-fil-A® and retail customers, including grocery store chains and wholesale clubs, such as Kroger®, Costco®, Publix® and H-E-B® in the U.S., chain restaurants such as McDonald’s® and grocery store chains such as Sainsbury’s®, Tesco® and Waitrose® in the U.K. and Europe, and grocery store chains such as Wal-Mart® in Mexico.

As a vertically integrated company, we are able to control every phase of the production process, which helps us manage food safety and quality, control margins and improve customer service. Our plants are strategically located to ensure that customers timely receive fresh products. With our global network of approximately 4,950 growers, 36 feed mills, 47 hatcheries, 40 processing plants, 33 prepared foods cook plants, 31 distribution centers, 9 rendering facilities and 4 pet food plants and 3 other facilities, we believe we are well- positioned to supply the growing demand for our products.

On September 24, 2021, we acquired 100% of the equity of the Kerry Consumer Foods’ meats and meals businesses, collectively known as Pilgrim’s Food Masters (“PFM”), for cash of £698.8 million, or $958.9 million. The specialty meats business is a leading manufacturer of branded and private label meats, meat snacks and food-to-go products in the U.K. and the Republic of Ireland. The ready meals business is a leading ethnic chilled and frozen ready meals business in the U.K. The acquired operations are included in our U.K. and Europe reportable segment.

Competitive Strengths

We believe that our competitive strengths will enable us to maintain and grow our position as a leading global chicken company and fully integrated pork producer in the U.K. and Europe and to capitalize on future favorable growth opportunities:

Leading market position in the growing chicken industry and a fully integrated pork producer in the U.K. and Europe. We believe we are one of the largest chicken producers globally, a leading chicken producer in the

U.S. and a leading pork producer in the U.K. and Europe. We believe we can maintain this prominent market position as a chicken producer as we are one of the few producers in the chicken industry that can fully satisfy the requirements of large retailers and foodservice companies due to our broad product range, international distribution, vertically integrated operations and technical capabilities. Further, our scale of operations, balanced product portfolio and a wide range of production capabilities enable us to meet both the capacity and quality requirements of our customer base. Finally, we believe we are well positioned with our global footprint to benefit from the growth in the U.S. chicken export market.

Broad product portfolio. We have a diversified product portfolio of fresh, frozen and value-added chicken and pork products. In addition, our prepared foods business is focused on our most profitable product lines. We believe we are well positioned to be the primary chicken supplier for large customers due to our ability to provide consistent supply, innovate and develop new products to address consumer desires and provide competitive pricing across a diverse product portfolio. We believe that our balanced portfolio of fresh, prepared and value-added chicken and pork products yields a diversified sales mix, mitigating supply and market volatility and creating more consistent gross margins.

Blue chip and diverse customer base across all industry segments. We benefit from strong relationships with leading companies in every segment of the foodservice industry, principally chain restaurants and food processors, such as Chick-fil-A®, and retail customers, including grocery store chains and wholesale clubs such as Kroger®, Costco®, Publix® and H-E-B® in the U.S., chain restaurants such as McDonald’s® and grocery store chains such as Sainsbury’s®, Tesco® and Waitrose® in the U.K. and Europe, and grocery store chains such as Wal-Mart® in Mexico. We sell our products to a large and diverse customer base, with over 51,100 customers, with no single one accounting for more than 10% of our net sales in 2022 or 2021 and with our two largest customers accounting for approximately 12.8% and 12.0% of our net sales in 2022 and 2021.

Efficient and focused enterprise. We believe we are an efficient and focused organization supported by our market-driven business strategy. We have closed, idled or sold plants and distribution centers, reduced or consolidated production at other facilities, streamlined our workforce and reduced administrative and corporate expenses. In addition, we continue to seek to make significant production improvements driven by improved yields, labor, cost savings and product mix. We utilize a zero-based budgeting and plant-level profit and loss analysis, driving engagement and ownership over the results at each plant. We believe that these strategic initiatives have reduced our cost base, resulting in higher and more sustainable profits.

Robust cash flow generation with disciplined capital allocation. We believe that our leading market position, strong customer relationships and highly efficient operations help drive attractive, and sustainable margins. We also have a proven track record of disciplined capital allocation. During 2022 and the six months ended June 25, 2023, we spent $487.1 million and $286.6 million, respectively, on capital projects primarily to improve operational efficiencies, reduce costs and grow our business with our key customers.

Business Strategy

We intend to continue growing our business and enhancing profitability by pursuing the following strategies:

Be a valued partner with our key customers. We have global distribution capabilities for all of our product lines. As a result, we believe we are one of the only chicken producers that can supply the growing demand for a broad range of price competitive standard and specialized products with well-known brand names on a nationwide basis, as well as globally, from a single-source provider. Additionally, we intend to leverage our innovation capabilities to develop new products along with our customers to accelerate sales and enhance the profitability of chicken products at their businesses. We plan to further enhance our industry position by optimizing our sales mix and accelerating innovation.

Relentless pursuit of operational excellence. As production and sales grow, we intend to continue to focus on improving operating efficiencies by focusing on cost reductions, more effective processes, training and our differentiated management program. We make decisions based on knowledge, facts and data and believe initiatives, such as: (i) benchmarking live and plant costs and relentlessly pursuing the root cause of problems; (ii) fostering a culture of accountability and ownership deeper in the organization; (iii) conducting monthly performance reviews with senior management; and (iv) improving sales mix and price, will improve our operating efficiencies.

Unique portfolio of complementary business models. The breath of our portfolio, including commoditized and highly differentiated value-added products combined with our range of bird sizes, broad geographical footprint, diverse customer base, and well diversified contract types can reduce volatility created by any specific markets, enabling us to capture upsides in the market while protecting our business against downsides.

Safe People, safe products and healthy attitudes. We have an uncompromising commitment to the safety of our team members and our products—safety is a priority at our company. We also have a results-oriented culture that drives accountability and ownership deeper into our organization, creating growth and development opportunities that help our team members succeed. We are committed to delivering the safest work environment possible, improving the quality and safety of our products, while achieving our sustainability agenda and bird welfare targets.

The Industry

The U.S. consumes more chicken than any other protein (approximately 39.0 billion pounds estimated in calendar year 2022 according to the U.S. Department of Agriculture (“USDA”)), and chicken is the second most consumed protein globally after pork. The U.S. is the world’s largest producer of chicken and is projected to produce approximately 46.7 billion pounds of ready-to-cook broiler meat in calendar year 2023, representing 20.6% of the total world production. Broilers are tender, young chickens suitable for broiling or roasting. Brazil and China produce the second and third most broiler meat, with 14.2% and 14.0% of the world market, respectively, according to the USDA.

According to the USDA, the export of U.S. chicken products increased at an average annual growth rate of 0.6% from 2010 through 2022. The U.S. is the second-largest exporter of broiler meat behind Brazil. The U.S. exported 7.3 billion pounds in calendar year 2022, which accounted for 24.5% of the total world exports and 15.3% of the total U.S. production, according to the USDA. The top five exporters (including the European Union) controlled nearly 82.0% of the market in 2022.

According to the USDA, chicken production in the U.S. increased from 2010 through 2022 at a compounded annual growth rate of 1.9%. The growth in chicken demand is attributable to (1) relative affordability compared to other proteins such as beef and pork, (2) the increasingly health conscious nature of U.S. consumers, (3) chicken’s consistent quality and versatility and (4) its introduction on many foodservice menus. In addition, protein demand continues to be strong. USDA estimates from 2021 through 2032 show an anticipated increase of U.S. chicken production at a compounded annual growth rate of 1.4%.

Key Industry Dynamics

Pricing. Items that influence chicken pricing in the U.S. include international demand, changes in production by other broiler producing countries, input costs and the demand associated with substitute products such as beef and pork. We believe our focus on sales mix enables us to adapt to changing supply demand dynamics by adjusting our production to maximize value. We also benefit from a shorter production lifecycle of broilers compared to other proteins. While production for cattle takes approximately 28 to 39 months from breeding to slaughter and the production for pork takes 11 to 12 months, the production lifecycle for the broiler is only ten weeks.

Feed. Broilers are fed corn and soybean meal as well as certain vitamins and minerals. In 2022, corn, soybean meal and wheat accounted for approximately 46.1%, 35.2% and 4.6% of our feed costs, respectively. Broiler production is significantly more efficient from a feed perspective than cattle or hog production. Approximately two pounds of feed are required for each pound of chicken, as compared to approximately seven and 3.5 pounds for cattle and hogs, respectively. We have sought to mitigate the impact of feed price volatility on our profitability by decreasing the amount of our products that are sold under longer term fixed price contracts, broadening our product portfolio and expanding the variety of contracts within our book of business.

Recent Development

New Credit Facility

We are currently seeking to refinance our existing Fifth Amended and Restated Credit Agreement, dated as of August 19, 2021 (the “Existing U.S. Credit Facility”), by and among the Company, certain of its subsidiaries, the lenders party thereto from time to time, and CoBank, as administrative agent with a new unsecured revolving credit facility (the “New Credit Facility”). The proposed terms of the refinancing and New Credit Facility will (i) provide that the New Credit Facility will initially not be secured or guaranteed by any of the Company’s subsidiaries, (ii) refinance, in full, the outstanding revolving loans under the Existing U.S. Credit Facility immediately prior to the effectiveness of the New Credit Facility, (iii) include a maturity date that is the fifth anniversary of the closing date of the New Credit Facility and (iv) include certain other provisions to be set forth in the New Credit Facility.

There can be no assurances that we will enter into the New Credit Facility or that it will be consummated on the terms and conditions set forth above.

If the New Credit Facility is not entered into on or prior to the issuance of the notes, each of our domestic wholly-owned restricted subsidiaries that are guarantors of our Existing U.S. Credit Facility will guarantee the notes so long as they continue to guarantee our Existing U.S. Credit Facility, subject to certain exceptions.

Tender Offer and Consent Solicitation for the 2027 Notes and Intention to Redeem Outstanding 2027 Notes

Concurrently with this offering, the Company has commenced a cash tender offer (the “Tender Offer”), for any and all of its outstanding 5.875% Senior Notes due 2027 (the “2027 Notes”), of which $850.0 million in aggregate principal amount is outstanding as of the date of this prospectus supplement, subject to certain terms and conditions of the Tender Offer, including the consummation of the offering of notes or the satisfaction otherwise of a financing condition.

In conjunction with the Tender Offer, the Company is also soliciting consents from the holders of the 2027 Notes to (i) eliminate substantially all of the restrictive covenants and certain events of default and related provisions contained in the indenture governing the 2027 Notes and (ii) reduce the minimum required notice period for the redemption of the 2027 Notes from at least 30 days to at least two business days prior to the redemption date (maintaining the maximum notice period of not more than 60 days). The total consideration payable to holders for each $1,000 principal amount of 2027 Notes validly tendered and accepted for purchase in the Tender Offer (the “Total Consideration”), will be $1,016.19, plus accrued and unpaid interest to the date of repurchase. The Total Consideration includes an early tender payment (the “Early Tender Payment”), of $30.00 per $1,000 principal amount of 2027 Notes payable only to holders who validly tender their 2027 Notes and deliver their consents at or prior to 5:00 p.m., (New York City time), on October 11, 2023, unless extended by the Company or earlier terminated (such date and time, as the same may be modified, the “Early Tender Payment Deadline”). The Tender Offer is scheduled to expire at 5:00 p.m. (New York City time) on October 26, 2023, unless extended by the Company or earlier terminated (such date and time, as the same may be modified, the “Expiration Time”). Holders who validly tender their 2027 Notes after the Early Tender Payment Deadline but at or prior to the Expiration Time will be eligible to receive the Total Consideration less the Early Tender Payment per $1,000 principal amount of the 2027 Notes, or $986.19, plus accrued and unpaid interest to the date of repurchase. The Company intends to fund the purchase of 2027 Notes tendered pursuant to the Tender Offer with the net proceeds from the offering of notes. The Company cannot assure you that the Tender Offer and/or related consent solicitation will be consummated.

Concurrently with the commencement of the Tender Offer and the consent solicitation and conditioned upon the receipt of the net proceeds from the offering of the notes and the failure to receive the requisite consents to the proposed amendments, the Company has issued a conditional notice of redemption for any 2027 Notes that remain outstanding following the consummation or termination of the Tender Offer and the consent solicitation. The conditional notice calls for the redemption of any 2027 Notes that remain outstanding on October 27, 2023. Such redemption is being made in accordance with the terms of the indenture governing the 2027 Notes, which provides for a redemption price equal to 101.469% plus accrued but unpaid interest thereon to the redemption date. We currently intend to use the net proceeds from the offering of the notes, together with cash on hand, to pay for such redemption of the 2027 Notes.

This prospectus supplement is neither an offer to purchase nor a solicitation of an offer to sell or buy the 2027 Notes nor the solicitation of consents to amend the indenture governing the 2027 Notes. Any offer to purchase 2027 Notes will be made solely on the terms and subject to the conditions set forth in a separate offer to purchase that will be directed to holders of the 2027 Notes.

THE OFFERING

The following summary is provided solely for your convenience. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement. For a more detailed description of the notes, including the definitions of certain terms used in this summary, see “Description of Notes.”

Issuer	Pilgrim’s Pride Corporation.

Securities Offered	$500,000,000 aggregate principal amount of 6.875% Senior Notes due 2034.

Maturity	May 15, 2034.

Interest	The notes will bear interest at the annual rate of 6.875%, payable semi- annually on May 15 and November 15 of each year, beginning on May 15, 2024.

Optional Redemption	Prior to February 15, 2034 (which is the date that is three months prior to the maturity of the notes), we may redeem some or all of the notes at a price of 100% of the principal amount of the notes being redeemed plus a “make-whole” premium set forth in this prospectus supplement, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If the redemption date of the notes is on or after February 15, 2034, the redemption price will equal 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

See “Description of Notes—Optional Redemption.”

Change of Control Triggering Event	Upon a change of control triggering event (as defined under “Description of Notes”), we will be required to make an offer to purchase the notes at a purchase price equal to 101% of the principal amount of the notes being repurchased plus accrued and unpaid interest, if any.

We may not have sufficient funds available at the time of any change of control triggering event to make any required debt repayment (including repurchases of the notes). See “Risk Factors—Risks Related to the Notes—We may not have the funds necessary to finance any change of control repurchase offer or a repurchase offer required following certain dispositions of assets, as required by the indentures.”

See “Description of Notes—Change of Control Triggering Event.”

Ranking

The notes will be our unsecured senior obligations and will rank equally with all of our existing and future unsecured senior debt and rank senior to all of our existing and future subordinated debt. The notes will be effectively junior to our existing and future secured debt to the extent of the value of the collateral securing such debt. The notes will be structurally subordinated to all existing and future liabilities (including trade payables) of our subsidiaries.

Certain Covenants	The terms of the notes restrict our ability and the ability of our significant restricted subsidiaries that guarantee the notes to create certain liens on future Principal Property (as defined in the “Description of Debt Securities and Related Guarantees” in the accompanying prospectus) and our ability to merge, consolidate, sell or otherwise dispose of all or substantially all of our assets. However, these restrictions are subject to certain significant exceptions. As of the date of this prospectus supplement, there is no Principal Property. See “Description of Debt Securities and Related Guarantees— Restrictive Covenants Required by the Indenture” in the accompanying prospectus.

Substitution of the Company as Issuer	We may, subject to certain conditions, at our option and without the consent of any holder of the notes, for purposes of the indenture, be substituted by (i) any direct or indirect parent of the Company or (ii) any Subsidiary of the Company that owns, or concurrently with the Substitution, will own, a majority of the assets of the Company for purposes of the indenture and have covenants (and related definitions) apply to the substituted company and its restricted subsidiaries. See “Description of Debt Securities and Related Guarantees—Substitution of the Company as Issuer” in the accompanying prospectus and “Taxation—Certain United States Federal Income Tax Consequences—Certain Tax Consequences of Substitution.’

Use of Proceeds	We intend to use the net proceeds from the offering, together with cash on hand, to pay the tender price of any 2027 Notes tendered in the Tender Offer and to redeem any 2027 Notes that remain outstanding following the consummation of the Tender Offer. See “Use of Proceeds.”

Further Issues	We may, without the consent of the then existing holders of the notes, issue additional notes in an unlimited aggregate principal amount, which additional notes will have the same terms as the notes offered hereby except for the issue price, issue date and, under some circumstances, the first interest payment date.

Book-Entry Form	The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its participants, including Euroclear and Clearstream, and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a Public Market for the Notes	The notes are new securities, and currently there is no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice.

Trustee, Registrar and Paying Agent:	Regions Bank.

Risk Factors	You should consider all of the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment in the notes. In particular, you should consider the risks described under “Risk Factors.”

SUMMARY FINANCIAL DATA OF PPC

Summary Historical Consolidated Financial Data

PPC maintains its books and records in U.S. dollars, its functional currency, as well as its presentation currency. PPC’s historical consolidated financial statements included or incorporated by reference in this prospectus supplement and accompanying prospectus are also presented in U.S. dollars.

The summary historical consolidated financial data of PPC presented below has been derived from its:

•

unaudited condensed consolidated financial statements as of June 25, 2023 and for the six-months ended June 25, 2023 and June 26, 2022, which were prepared in accordance with U.S. GAAP for interim financial information, and the related notes thereto, included in PPC’s Quarterly Report on Form 10-Q for the quarter ended June 25, 2023, which has been incorporated by reference in this prospectus supplement; and

•

audited consolidated financial statements as of December 25, 2022 and December 26, 2021 and for the fifty-two weeks ended December 25, 2022, December 26, 2021 and December 27, 2020, which were prepared in accordance with U.S. GAAP, and the related notes thereto, and audited in accordance with PCAOB standards, included in “Item 8. Financial Statements and Supplementary Data” of our 2022 Annual Report on Form 10-K for the year ended December 25, 2022, which has been incorporated by reference in this prospectus supplement.

	As of and for the six months ended		As of and for the fifty-two weeks ended
	June 25, 2023	June 26, 2022	December 25, 2022	December 26, 2021	December 27, 2020
	(in thousands, except as otherwise indicated)
Income Statement Data:
Net sales	$8,473,719	$8,872,043	$17,468,377	$14,777,458	$12,091,901
Operating income	131,614	914,917	1,176,595	211,164	245,463
Interest expense, net of capitalized interest	89,814	74,408	152,672	145,792	126,118
Selling, general and administrative expenses	282,114	303,834	604,742	1,148,861	592,610
Net income	66,539	642,581	746,538	31,268	95,070
Net income (loss) attributable to noncontrolling interests	896	27	608	268	313
Net income attributable to Pilgrim’s Pride Corporation	65,643	642,554	745,930	31,000	94,757
Balance Sheet Data (at period end):
Cash and cash equivalents	730,980	682,129	400,988	427,661	547,624
Working capital	1,822,475	1,528,258	1,321,499	915,131	965,131
Total assets	9,922,511	9,322,932	9,255,769	8,913,205	7,474,497
Current maturities of long-term debt	985	26,260	26,279	26,246	25,455
Long-term debt, less current maturities	3,699,607	3,371,373	3,166,432	3,191,161	2,255,546
Total liabilities	6,849,923	6,450,848	6,402,493	6,324,271	4,899,150
Total stockholders’ equity	3,072,588	2,872,084	2,853,276	2,588,934	2,575,347

	As of and for the six months ended		As of and for the fifty-two weeks ended
	June 25, 2023	June 26, 2022	December 25, 2022	December 26, 2021	December 27, 2020
	(in thousands, except as otherwise indicated)
Other Financial Data:
Selling, general and administrative expenses as percent of net sales	3.3%	3.4%	3.5%	7.8%	4.9%
EBITDA(1)	324,174	1,104,631	1,572,227	612,950	617,742
Adjusted EBITDA(1)	400,674	1,125,037	1,648,356	1,289,028	788,073
Capital expenditures	(286,630)	(196,205)	(487,110)	(381,671)	(354,762)
Cash flows related to:
Operating activities	89,341	421,219	669,863	326,459	724,247
Investing activities	(250,941)	(198,690)	(445,252)	(1,323,713)	(327,002)
Financing activities	500,429	56,041	(232,014)	901,311	(136,708)

(1)

“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) foreign currency transaction losses (gains), (2) transaction costs from business acquisitions, (3) expenses recognized for the DOJ agreement and nonrecurring litigation settlements (see note (iv) below), (4) restructuring activities losses, (5) Hometown Strong initiative expenses (see note (viii) below), (6) consumption of the PFM inventory fair value step-up increment, (7) gain on bargain purchase, (8) property insurance recoveries on Mayfield tornado losses, (9) gain recognized on deconsolidation of a subsidiary and (10) net income (loss) attributable to noncontrolling interests. EBITDA is presented because it is used by us and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with U.S. GAAP, to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA applicable to continuing operations. We also believe that Adjusted EBITDA, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. Some of the limitations of these measures are:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	EBITDA and Adjusted EBITDA are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	EBITDA does not reflect the impact of earnings or charges attributable to noncontrolling interests;

•	EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we consider to not be indicative of our ongoing operations; and

•	EBITDA and Adjusted EBITDA do not reflect limitations on or costs related to transferring earnings from our subsidiaries to us.

In addition, other companies in our industry may calculate these measures differently than we do, limiting their usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. You should compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis.

A reconciliation of net income to EBITDA and Adjusted EBITDA is as follows:

	For the six months ended		For the fifty-two weeks ended
	June 25, 2023	June 26, 2022	December 25, 2022	December 26, 2021	December 27, 2020
	(in thousands)
Net income	$66,539	$642,581	$746,538	$31,268	$95,070
Add:
Interest expense, net(i)	78,586	72,124	143,644	139,736	118,813
Income tax expense (benefit)	(24,065)	187,930	278,935	61,122	66,755
Depreciation and amortization	203,114	201,996	403,110	380,824	337,104
EBITDA	324,586	1,104,631	1,572,227	612,950	617,742
Add:
Foreign currency transaction losses (gains)(ii)	34,538	14,294	30,817	(9,382)	760
Transaction costs related to business acquisitions(iii)		972	948	18,858	134
DOJ agreement and nonrecurring legal settlements(iv)(v)(vi)	24,200	8,982	34,086	656,225	185,524
Restructuring activities losses(vii)	37,744	—	30,466	5,802	123
Hometown Strong commitment(viii)	—	—	—	1,000	15,000
Consumption of PFM inventory fair value step-up increment	—	—	—	4,974	—
Minus:
Property insurance recoveries on Mayfield tornado losses	19,086	3,815	19,580	—	—
Deconsolidation of subsidiary	—	—	—	1,131	—
Gain on bargain purchase	—	—	—	—	(3,746)
Shareholder litigation settlement	—	—	—	—	34,643
Net income attributable to noncontrolling interest	896	27	608	268	313

Adjusted EBITDA	$400,674	$1,125,037	$1,648,356	$1,289,028	$788,073

(i)	Interest expense, net, consists of interest expense less interest income.
(ii)

We measure the financial statements of our Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements, as well as, from our U.K. and Europe reportable segment are included in the line item Foreign currency transaction losses (gains) in our consolidated statements of income.
(iii)

Transaction costs related to acquisitions includes those charges that are incurred in conjunction with business acquisitions. See Part II, Item 8, notes to our consolidated financial statements as of December 25, 2022, December 26, 2021 and December 27, 2020, “Note 2. Business Acquisitions” in our annual report for the year ended December 25, 2022 for more information regarding recent business acquisitions.

(iv)

On October 13, 2020, we announced that we entered into a plea agreement (the “Plea Agreement”) with the Department of Justice. As a result of the Plea Agreement, we recognized a fine of $110.5 million.

(v)

On January 11, 2021, we announced that we entered an agreement to settle all claims made by the putative Direct Purchaser Plaintiff Class (“DPPs”) relating to broiler chicken antitrust litigation. As a result of the settlement, we recognized an expense of $75.0 million.

(vi)

On July 28, 2021, we and the putative End-User Consumer Indirect Purchaser Plaintiff Class (“EUCPs”) reached an agreement to settle all claims relating to the broiler chicken antitrust litigation. In addition, on August 3, 2021, we and the putative Commercial and Institutional Indirect Purchaser Plaintiff Class (“CIIPPs”) reached an agreement to settle all claims, which is subject to approval by the Illinois Court. As a result of these settlement agreements, we recognized an expense of $120.5 million. In addition, to date, we have recognized an expense of $527.4 million to cover settlements with various parties that opted out of our DPPs EUCPs and CIIPPs settlement agreements. See Part II, Item 8, Notes to our consolidated financial statements as of December 26, 2021 and December 27, 2020, and “Note 20. Commitments and Contingencies” in our quarterly report for the quarter ended June 25, 2023 and our annual report for each of the years ended December 25, 2022 and December 26, 2021 for more information regarding these settlement agreements and potential settlements.

(vii)

Restructuring charges includes those charges that are incurred in conjunction with restructuring activities. See Part II, Item 8, notes to our consolidated financial statements as of December 25, 2022, December 26, 2021 and December 27, 2020, “Note 18. Restructuring-Related Activities” in our annual report for the year ended December 25, 2022 for more information regarding recent restructuring activities. See “Note 16. Restructuring-Related Activities” in our Quarterly Report on Form 10-Q for more information regarding recent restructuring activities.

(viii)

The Hometown Strong initiative was developed to help communities in which we operate respond to unexpected challenges. For the years ended December 26, 2021 and December 27, 2020, we recorded $1.0 million and $15.0 million, respectively, in incremental donations expense relating to this initiative.

RISK FACTORS

An investment in the notes involves a high degree of risk. You should carefully read and consider the risks described below, together with the other information contained in and incorporated by reference into this prospectus supplement and accompanying prospectus, including the information in Part I, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q and 2022 Annual Report on Form 10-K, before making a decision to invest in the notes. See “Where You Can Find More Information; Incorporation by Reference.” Any of the following risks could materially adversely affect our business, operations, industry or financial position or our future financial performance. In addition, there may be additional risks and uncertainties that are not presently known or that are not currently believed to be significant that may adversely affect our business, operations, industry, financial position and financial performance in the future.

Risks Related to the Notes

The notes will be unsecured and will be effectively subordinated to our senior secured indebtedness.

Our obligations under the notes will not be secured by any of our or our subsidiaries’ assets. Our borrowings under our New Credit Facility will be unsecured. The notes will be effectively subordinated to all of our secured indebtedness and other obligations to the extent of the value of the assets securing such obligations. In addition, the indenture governing the notes will permit us and our significant subsidiaries that guarantee the notes to incur additional secured indebtedness, subject to certain restrictions.

If we were to become insolvent or otherwise fail to make payments on the notes, holders of our secured obligations would be paid first and would receive payments from the assets securing such obligations before the holders of the notes would receive any payments. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes and all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. You therefore may not be fully repaid in the event we become insolvent or otherwise fail to make payments on the notes.

The notes will be structurally subordinated to debt of all of our subsidiaries.

The notes will not be guaranteed by any of our subsidiaries. The notes will be structurally subordinated to the debt (including trade payables but excluding intercompany obligations) of all of our subsidiaries to the extent of the value of their assets, and holders of the notes will not have any claim as a creditor against any subsidiary. All obligations of each subsidiary will have to be satisfied before any of the assets of such subsidiary would be available for distribution, upon a liquidation or otherwise, to us.

The terms of our New Credit Facility will, and our indentures, contain limited restrictive covenants and we may incur substantially more indebtedness or take other actions which may affect our ability to satisfy our obligations under the notes.

The New Credit Facility will provide for an $800.0 million revolving credit commitment.

Our New Credit Facility will include a number of customary restrictive covenants. These covenants could impair our financing and operational flexibility and make it difficult for us to react to market conditions and satisfy our ongoing capital needs and unanticipated cash requirements. Specifically, such covenants under our New Credit Facility may restrict our ability and, if applicable, the ability of our subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens;

•	engage in sale-leaseback transactions;

•	pay dividends or make distributions in respect of capital stock;

•	purchase or redeem capital stock;

•	make investments or certain other restricted payments;

•	sell assets;

•	issue or sell stock of restricted subsidiaries;

•	enter into transactions with affiliates; or

•	effect a consolidation or merger.

In addition, our New Credit Facility will require us to comply with a covenant requiring a minimum net leverage ratio and a minimum interest coverage ratio. Our ability to comply with some of these covenants are subject to events outside of our control.

The indenture governing the notes will restrict our ability and the ability of our significant subsidiaries that guarantee the notes to create certain liens on future Principal Properties (as defined in “Definitions” in the accompanying prospectus) and our ability to merge, consolidate, sell or otherwise dispose of all or substantially all of our assets. However, these restrictions are subject to certain significant exceptions, including that as of the date of this prospectus supplement, there are no Principal Properties. See “Description of Debt Securities and Related Guarantees—Restrictive Covenants Required by the Indenture” in the accompanying prospectus.

Our failure to comply with the restrictive covenants described above as well as the terms of any future indebtedness we may incur from time to time could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings before their due date. If we are forced to refinance these borrowings on less favorable terms, or if the agreements governing our ultimate parent company’s debt restrict our operational or financing flexibility by prohibiting us from taking steps to react to market conditions or satisfy ongoing capital needs or unanticipated cash requirements including through debt incurrence, our results of operations and financial condition could be adversely affected, which in turn could adversely affect our ability to satisfy our obligations under the notes.

Our indentures do not contain any financial or operating covenants or restrictions on the incurrence of indebtedness, the payments of dividends or the issuance or repurchase of securities by us or any of our subsidiaries. In addition, the limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations.

Our ability to recapitalize, incur additional indebtedness and take a number of other actions that will not be limited by the terms of our indentures could have the effect of diminishing our ability to make payments on the notes when due and require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of cash flow to fund our operations, working capital and capital expenditures.

If we default on our obligations to pay our other debt, we may not be able to make payments on the notes.

Any default under the agreements governing our other debt, including our New Credit Facility, and the remedies sought by the holders of such debt, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our other debt, or if we otherwise fail to comply with the various covenants in our debt instruments, we could be in default under the terms of the agreements governing our other debt. In the event of such default:

•

the holders of such debt may be able to cause all of our available cash flow to be used to pay such debt and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest; and/or

•	we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to amend or modify the agreements governing our other debt or seek concessions from the holders of such debt.

We may not have the funds necessary to finance any change of control repurchase offer as required by the indenture.

If a change of control triggering event occurs as described under “Description of Notes—Change of Control Triggering Event,” we will be required to offer to repurchase your notes at 101% of their principal amount together with all accrued and unpaid interest, if any, to the date of repurchase.

However, if a repurchase offer were required, we may not have sufficient funds or be able to obtain financing from third parties to pay the repurchase price for all debt required to be repurchased. If a repurchase offer obligation were to arise under the indenture governing the notes, that change of control may also constitute an event of default under our New Credit Facility or any future credit or debt agreements then in place.

The market price of the notes may be volatile, which could affect the value of your investment.

It is impossible to predict whether the price of the notes will rise or fall. Trading prices of the notes will be influenced by our operating results and prospects and by economic, financial, regulatory and other factors. General market conditions, including the level of, and fluctuations in, the prices of high-yield notes, will also have an impact on the trading prices of the notes.

An active trading market for the notes may not develop or continue.

The notes we are offering are a new issue of securities. There is no active public trading market for the notes. We do not intend to apply for listing of the notes on a security exchange or to arrange for quotation of the notes on any automated dealer quotation system.

In addition, the liquidity of the trading market in the notes and the market prices quoted for the notes may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. For these reasons, an active trading market may not develop or continue for your notes, you may not be able to sell your notes or, even if you can sell your notes, you may not be able to sell them at an acceptable price. In addition, market making activity will be subject to the limits imposed by the Securities Act and the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we cannot assure you as to the liquidity of or the trading market for the notes.

The notes may receive a lower rating than anticipated.

If one or more rating agencies assign the notes ratings lower than the ratings expected by investors, or reduce their respective ratings in the future, the market price of such notes would be harmed.

The indenture provides for our ability to substitute the Company as an issuer.

We may substitute the Company for any direct or indirect parent of the Company or any Subsidiary of the Company that owns, or concurrently with the Substitution, will own, a majority of the assets of the Company for purposes of the indenture, as described under “Description of Debt Securities and Related Guarantees—Substitution of the Company as Issuer” in the accompanying prospectus. As a consequence of the substitution of the Company as an issuer of the notes, the obligor or obligors, assets and revenues available for repayment of the notes may be significantly different from the obligors, assets and revenues at the time of a holder’s investment in the notes. Moreover, a substitution of the Company as an issuer could have adverse tax consequences to holders of the notes. See “Taxation—Certain United States Federal Income Tax Consequences—Certain Tax Consequences of Substitution.”

Holders of notes may not be able to determine when a change of control triggering event giving rise to their right to have the notes repurchased by us has occurred following a sale of “substantially all” of our assets.

A change of control triggering event, as defined under “Description of Notes—Change of Control Triggering Event,” will require us to make an offer to repurchase all outstanding notes. The definition of change of control includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another individual, group or entity may be uncertain.

USE OF PROCEEDS

We intend to use the net proceeds from the offering, together with cash on hand, to pay the tender price of any 2027 Notes tendered in the Tender Offer and to redeem any 2027 Notes that remain outstanding following the consummation of the Tender Offer.

Any underwriter or its affiliates which holds positions in the 2027 Notes may receive a portion of the proceeds of this offering in the Tender Offer. See “Plan of Distribution.”

This prospectus supplement is neither an offer to purchase nor a solicitation of an offer to sell or buy the 2027 Notes. Any offer to purchase the 2027 Notes will be made solely on the terms and subject to the conditions set forth in a separate offer to purchase that will be directed to holders of the 2027 Notes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 25, 2023:

•	on an actual historical basis; and

•

on as adjusted basis to reflect the issuance of the notes in this offering and the application of the net proceeds therefrom, together with cash on hand, to pay the tender price of any 2027 Notes tendered in the Tender Offer (assuming that all 2027 Notes are tendered at or prior to the Early Tender Payment Deadline).

You should read this table in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and its unaudited condensed consolidated financial statements and accompanying notes thereto included in our 2022 Annual Report on Form 10-K and Quarterly Report of Form 10-Q, each incorporated by reference in this prospectus supplement.

	As of June 25, 2023
	Actual	As Adjusted
	(in thousands of dollars)
Cash and cash equivalents(1)	730,980	324,590
Current Liabilities	2,542,359	2,542,359
Long-term debt, including current portion:
Existing U.S. Credit Facility:(2)
Revolving note payable	—	—
Term note payable at 6.40-8.50%	—	—
Finance lease obligations	3,149	3,149
Senior notes payable, net of discount at 6.250%	993,239	993,239
Senior notes payable, net of discount at 5.875%	846,941	—
Sustainability-Linked Senior notes payable, net of discount at 4.250%(3)	992,195	992,195
Senior notes payable, net of discount at 3.500%	900,000	900,000
Notes offered hereby, net of discount, at 6.875%	—	490,205
Total long-term debt, including current portion	3,735,524	3,378,788
Less: Current maturities of long-term debt	(985)	(985)
Less: Capitalized financing costs	(34,932)	(37,023)
Long-term debt, less current maturities, net of capitalized financing costs	3,699,607	3,340,780
Total liabilities	6,849,923	6,491,096
Stockholders’ equity:
Common stock, $0.01 par value—authorized, 800,000,000 shares; issued 261,184,998 shares and 243,675,522 shares outstanding	2,619	2,619
Treasury stock	(544,687)	(544,687)
Additional paid-in capital	1,973,498	1,973,498
Retained earnings	1,815,142	1,767,579
Accumulated other comprehensive income (loss)	(187,342)	(187,342)
Noncontrolling interests	13,358	13,358
Total stockholders’ equity	3,072,588	3,025,025

Total Capitalization	9,922,511	9,516,121

(1)

As of June 25, 2023, the Company also had $46.0 million of restricted cash and cash equivalents. To the extent that estimated fees and expenses related to this offering differ from our current estimates, the actual amount of cash and cash equivalents may differ.

(2)

The Existing U.S. Credit Facility provides for an $800.0 million revolving credit commitment, subject to customary borrowing conditions. As of June 25, 2023, the Company had outstanding letters of credit and available borrowings under the revolving credit commitment, in each case, under the Existing U.S. Credit Facility of $25.3 million and $774.7 million, respectively. There were no outstanding borrowing as of June 25, 2023.

(3)	Reflects the issue price of 98.994% of the $1,000.0 million aggregate principal amount of the 2031 Notes.

DESCRIPTION OF NOTES

General

You can find the definitions of capitalized terms used in this description and not otherwise defined herein in the accompanying prospectus. In this description, the word “Company” refers only to Pilgrim’s Pride Corporation (subject to the Substitution of the Company provisions in the accompanying prospectus) and not to any of its Subsidiaries.

The following description of the terms of the notes offered hereby supplements the description of the general terms and provisions of the debt securities included in the accompanying prospectus. The notes will be issued under an indenture, dated as of April 19, 2023, among the Company, the guarantors party thereto and Regions Bank, as trustee, as supplemented by the second supplemental indenture thereto, to be dated as of October 12, 2023, between the Company and Regions Bank, as trustee. The terms of the notes include those expressly set forth in the indenture, as supplemented, and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). All references in this description of notes to the “notes” refers to the senior notes due 2034 offered hereby and to “holders of the notes” means the holders of the senior notes due 2034 offered hereby. The following summary of the notes is qualified in its entirety by reference to the description of the debt securities and indenture contained in the accompanying prospectus.

The Company will issue $500.0 million aggregate principal amount of its 6.875% Senior Notes due 2034 in this offering. The following description is a summary of the provisions of the indenture that the Company believes to be material and of interest to you, and does not restate that agreement in its entirety. We encourage you to read the indenture because that agreement, and not this description, will define your rights as a holder of the notes. Any references in this summary to dollar amounts are to U.S. dollars and include the foreign currency equivalent of that amount determined at the relevant time to the extent proceeds, transactions or other amounts are denominated, in whole or in part, in a currency other than U.S. dollars.

Brief Description of the Notes

The notes will be:

•	senior unsecured obligations of the Company;

•	equal in ranking (“pari passu”) with all existing and future senior unsecured debt of the Company;

•	senior in right of payment to any future subordinated debt of the Company;

•	effectively subordinated in right of payment to existing and future secured debt of the Company to the extent of the value of the assets securing such obligations; and

•

structurally subordinated in right of payment to all existing and future debt and other liabilities, including trade payables, of the Company’s Subsidiaries, to the extent of the value of the assets of these entities.

Under the circumstances described under “Description of Debt Securities and Related Guarantees— Definitions—”Unrestricted Subsidiaries” of the prospectus supplement, the Company will be permitted to designate one or more of its Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indenture. On the Issue Date, no Subsidiaries of the Company will be Unrestricted Subsidiaries.

Principal, Maturity and Interest

The Company will initially issue $500.0 million aggregate principal amount of notes. The notes will mature on May 15, 2034.

Interest on the notes will accrue at the rate per annum of 6.875% and will be payable semiannually on May 15 and November 15 of each year beginning on May 15, 2024, to noteholders of record on the immediately preceding May 1 and November 1 respectively. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the issuance of the notes.

Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. If a payment date is not a business day, payment may be made on the next succeeding day that is a business day with the same force and effect as if payment was made on such date and no interest shall accrue in respect of such payment for the intervening period.

Further Issues

The Company may, without the consent of the then existing holders of the notes, issue additional notes in an unlimited aggregate principal amount, which additional notes will have the same terms as the notes offered hereby except for the issue price, issue date and, under some circumstances, the first interest payment date. The notes offered by this prospectus supplement and any additional notes that the Company subsequently issues under the indenture would be treated as a single class for all purposes under the indenture, in each case including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that, if any additional notes subsequently issued are not fungible for U.S. federal income tax purposes with any notes previously issued, such additional notes shall have a separate CUSIP number but shall otherwise be treated as a single class with all other notes issued under the indenture.

Optional Redemption

Optional redemption with a make-whole premium

At any time prior to February 15, 2034 (which is the date that is three months prior to the maturity of the notes (the “Notes Par Call Date”)), the Company may choose to redeem all or any portion of the notes at a redemption price calculated by the Company equal to the greater of:

(a)	100% of the principal amount of the notes to be redeemed; and

(b)

the present values of the remaining scheduled payments of principal and interest on such notes that would have been due if the notes matured on the Notes Par Call Date (but excluding accrued and unpaid interest to but excluding the redemption date), computed using a discount rate equal to the applicable Treasury Yield (determined on the second business day immediately preceding the date of redemption) plus 37.5 basis points, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The trustee shall have no obligation to calculate or verify any make-whole premium.

“Treasury Yield” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the date fixed for redemption or, if such statistical release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to the Notes Par Call Date. If the period is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Optional redemption at par

At any time on or after the Notes Par Call Date, the Company may choose to redeem all or any portion of the notes at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Tender Offer Clean-Up Redemption

In connection with any tender offer (including any Change of Control Offer made in accordance with the terms of the indenture) for notes, if holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice to the holders (with a copy to the trustee), given not more than 30 days following such purchase date, to redeem or purchase all the notes of each series that remain outstanding following such purchase at a price equal to the price paid to the holders in such tender offer plus, to the extent not included in the purchase price, accrued and unpaid interest, if any, on the notes that remain outstanding, to, but excluding, the date of redemption. The Company shall calculate the redemption price in connection with any redemption, and the trustee shall have no duty to calculate or verify any such calculation.

General

Any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an offering or financing, Change of Control or other corporate transaction or event. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied and a new redemption date will be set by the Company in accordance with applicable DTC procedures, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

Any notice to the holders of notes of such a redemption must include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price must be set forth in an officer’s certificate delivered to the trustee no later than five business days (unless a shorter period is satisfactory to the trustee) prior to the date on which notice is to be given.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the notes. The Company may be required to offer to purchase the notes as described under the following headings entitled “—Change of Control Triggering Event”. The Company may at any time and from time to time purchase the notes in the open market or otherwise. Any notes purchased in the open market or otherwise will be cancelled or remain outstanding as instructed in each case by the Company.

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, each holder will have the right to require the Company to repurchase all or any part of that holder’s notes at a purchase price in cash equal to 101% of the aggregate principal amount of those notes, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, unless the Company has delivered a redemption notice with respect to all the outstanding notes in accordance with the provisions described under “—Optional Redemption,” the Company will deliver a notice to each holder (with a copy to the trustee) describing the transaction or transactions that constitute a Change of Control Triggering Event and offering to purchase the notes on a specified date (the “Change of Control Offer”), which date will be a business day no earlier than 30 days nor later than 60 days from the date the notice is delivered (the “Change of Control Payment Date”).

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, to the extent applicable, and any other securities laws or regulations in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the indenture.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer; and

(2) deliver or cause to be delivered to the paying agent, on its behalf, the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being tendered and purchased by the Company.

The paying agent will promptly deliver to each holder of notes properly tendered the Change of Control Payment for those notes, and the trustee will promptly authenticate and deliver, or cause to be transferred by book-entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, however, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control Triggering Event will apply regardless of whether any other provisions of the indenture apply. The indenture will not contain a provision that permits the noteholders to require the Company to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction that does not involve a Change of Control.

The occurrence of a Change of Control would constitute a default under the U.S. Credit Facilities. Future debt of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such debt to be repurchased upon a Change of Control. Moreover, the exercise by holders of notes of their right to require the Company to repurchase such notes could cause a default under the U.S. Credit Facilities or future debt of the Company, even if the Change of Control itself does not cause such a default, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to holders of notes upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The Company’s failure to purchase notes in connection with a Change of Control Triggering Event would result in a default under the indenture. The Company’s obligation to make an offer to repurchase the notes as a result of a Change of Control Triggering Event may be waived or modified at any time prior to the occurrence of such Change of Control Triggering Event with the written consent of the holders of a majority in principal amount of the notes. See “—Change of Control Triggering Event.”

The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party offers to purchase the notes in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer by the Company and that third party purchases all notes validly tendered to it in response to that offer. A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a phrase relating to the sale, lease, exchange or other transfer of “all or substantially all” of the Company’s properties or assets and the properties or assets of its Subsidiaries taken as a whole. Although there is a limited body of case law in New York interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to purchase its notes as a result of a sale, lease, exchange or other transfer of less than all of the Company’s assets and the assets of its Subsidiaries taken as a whole to another Person may be uncertain.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“Batista Family” includes José Batista Sobrinho, together with his wife, sons and daughters, or any of their respective heirs and any Person established and controlled by any of the foregoing.

“Change of Control” means the occurrence of any of the following events:

(1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to a Person, other than a Restricted Subsidiary or one or more Permitted Holders; or

(2) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date) of more than 50% of the total voting power of the Voting Stock of the Company other than in connection with any transaction or series of transactions in which the Company shall become the wholly owned subsidiary (other than any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) of a direct or indirect parent entity of the Company of which no person or group, as noted above, holds 50% or more of the total voting power (other than a Permitted Holder).

For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “person” or “group”; provided that no “person” or “group” (other than one or more of the Permitted Holders) beneficially owns, directly or indirectly, more than a majority of the total voting power of the Voting Stock of such holding company.

“Change of Control Triggering Event” means (x) the occurrence of a Change of Control that is accompanied or followed by a downgrade of the notes within the Ratings Decline Period by both of the Ratings Agencies and (y) the rating of the notes on any day during such Ratings Decline Period is below the rating by either such Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement); provided that each such rating decline is in whole or in part in connection with a Change of Control.

“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business of Fitch Ratings, Inc.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business of

Moody’s Investors Service, Inc.

“Permitted Holders” means (i) JBS S.A. and any of its subsidiaries or any Affiliate or Affiliates of any of the foregoing, (ii) any member of the Batista Family or any Affiliate or Affiliates of any of the foregoing and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such members of the Batista Family and their respective Affiliates, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect subsidiaries; and (iii) any Person the Voting Stock of which (or in the case of a trust, the beneficial interest in which) at least 51% is owned by Persons specified in clause (ii).

“Rating Agency” means at the Company’s option, two of S&P, Moody’s and Fitch, and if two agencies do not make a rating on the notes publicly available, a U.S. nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors).

“Ratings Decline Period” means the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control or of the intention by the Company or a shareholder of the Company, as applicable, to effect a Change of Control or (b) the occurrence thereof and (ii) ends 60 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the notes, as noted by the applicable Rating Agency, is under publicly announced consideration for downgrade by the applicable Rating Agency.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

“Voting Stock” of any Person as of any date means the Capital Stock of that Person that is at the time entitled to vote in the election of that Person’s Board of Directors.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain U.S. federal income tax consequences of the purchase, ownership and disposition of the notes by an initial beneficial owner of the notes who purchases the notes for cash at the original offering price set forth on the cover of this prospectus supplement and who holds the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor thereto. This discussion is based upon the Code, existing and proposed U.S. Treasury Regulations and judicial decisions and administrative interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretations. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein. We have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences of purchasing, owning or disposing of the notes.

This discussion does not address all U.S. federal tax considerations that may be relevant to a particular holder in light of the holder’s circumstances or to certain categories of investors that may be subject to special rules such as, for example, financial institutions, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt organizations, dealers in securities, brokers, traders in securities that elect to mark their securities to market for U.S. federal income tax purposes, persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement, persons who hold the notes through partnerships or other pass-through entities, persons liable for the alternative minimum tax, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, U.S. holders (as defined below) whose functional currency for U.S. tax purposes is not the U.S. dollar or persons who hold the notes as part of a hedge, conversion transaction, straddle or other integrated transaction. This discussion also does not address U.S. federal estate or gift tax consequences, the Medicare tax on net investment income, or the tax considerations arising under the laws of any state, local or foreign jurisdiction or under any applicable tax treaties. Finally, this discussion does not address the consequences to investors that have their 2027 Notes repurchased in the Tender Offer.

This discussion is for general purposes only. You should consult your own tax advisor as to the particular tax consequences to you of the purchase, ownership and disposition of the notes, including the effect and applicability of state, local or foreign tax laws or tax treaties and the possible effects of changes in the tax law.

As used herein, the term “U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual U.S. citizen or resident alien;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (1) a court within the U.S. can exercise primary supervision over the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) a valid election is in place to treat the trust as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes, not a U.S. holder or a partnership.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of the partnership and a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partnership. If you are a partnership holding notes, or a partner in such a partnership, you should consult your own tax advisor regarding the tax consequences associated with an investment in the notes.

Additional Payments

We may be required to make additional payments on the notes in certain circumstances described above under the heading “Description of Notes—Change of Control Triggering Event,” “Description of Notes—Optional Redemption,” and “Description of Notes—Tender Offer Clean-Up Redemption.” These payments may implicate the provisions of the U.S. Treasury Regulations relating to “contingent payment debt instruments.” Although not free from doubt, we intend to take the position that the possibility of payments of any such additional amounts should not cause the provisions of the U.S. Treasury Regulations relating to contingent payment debt instruments to apply. Therefore, we intend to take the position that the notes will not be treated as contingent payment debt instruments. Assuming our position is respected, if we are required to make any such additional payments, a holder would be required to include in income such additional amounts at the time payments are received or accrued, in accordance with such holder’s method of accounting for U.S. federal income tax purposes.

Our determination that the notes are not contingent payment debt instruments is not binding on the IRS. If the IRS were to successfully challenge our determination and the notes were treated as contingent payment debt instruments, holders would be required, among other things, (i) to accrue interest income based upon a “comparable yield” (as defined in the U.S. Treasury Regulations) determined at the time of issuance of the notes (which could be higher than the stated interest rate on the notes) and (ii) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, retirement or other taxable disposition of a note. Our determination that the notes are not contingent payment debt instruments is binding on holders unless they disclose their contrary positions to the IRS in the manner that is required by the applicable U.S. Treasury Regulations.

Although the matter is not free from doubt, the remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Purchasers of notes are advised to consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Certain Tax Consequences of Substitution

We may substitute Pilgrim’s Pride Corporation for a direct or indirect parent of Pilgrim’s Pride Corporation or certain subsidiaries of Pilgrim’s Pride Corporation for purposes of the indenture, as described under “Description of Debt Securities and Related Guarantees—Substitution of the Company as Issuer” in the accompanying prospectus. Such a modification to the terms of the notes could be treated for U.S. federal income tax purposes as a deemed exchange of (i) the notes as in place prior to such modifications for (ii) new notes as in place after such modifications (the “New Notes”). If such modifications resulted in a deemed exchange, such a deemed exchange could be treated as a taxable transaction for U.S. federal income tax purposes in which certain beneficial owners of the notes could be required to recognize gain or loss. The amount of any gain or loss recognized upon such a deemed exchange of a note for a New Note will be determined by reference to the “issue price” of a New Note. The issue price of a New Note will equal the fair market value of such New Note at the time of the deemed exchange if such New Note is considered “publicly traded” for U.S. federal income tax purposes. The rules regarding the determination of issue price are complex and highly detailed. If such a substitution is treated as a taxable transaction for U.S. federal income tax purposes, a beneficial owner’s holding period in a New Note treated as received in the substitution generally will commence on the day after the substitution, and a beneficial owner’s tax basis in such New Note will generally equal the issue price of such New Note. Generally, any gain or loss recognized as a result of such deemed exchange will be taxed under the rules described below under “—Sale, Redemption, Retirement or Other Taxable Disposition of the Notes.” However, losses may be limited under the wash sale rules. If the issue price of such New Note is less than its stated redemption price at maturity by more than a de minimis amount, such New Note will be treated as issued with original issue discount for U.S. federal income tax purposes. In such event, beneficial owners will be required to include that original issue discount in their income as it accrues, in advance of the receipt of cash corresponding to such income. Beneficial owners should consult their own tax advisors as to the U.S. federal income tax considerations relating to modification of the notes in connection with a substitution, including the U.S. federal income tax considerations of a deemed exchange and resulting original issue discount, if any.

U.S. Holders

Payment of Interest

It is expected, and this discussion assumes, that the notes will be issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes. Stated interest on a note generally will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes.

Sale, Redemption, Retirement or Other Taxable Disposition of the Notes

Upon the sale, redemption, retirement or other taxable disposition of a note, a U.S. holder will generally recognize gain or loss in an amount equal to the difference between the amount of cash plus the fair market value of any property received (not including any amount attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in income) and such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be its cost. Gain or loss recognized on the sale, redemption, retirement or other taxable disposition of a note generally will constitute capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder held the note for more than one year. Non-corporate taxpayers generally are subject to a reduced U.S. federal income tax rate on net long-term capital gains. The deductibility of capital losses is subject to certain limitations.

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements apply, in the case of certain U.S. holders (not including corporations and other exempt recipients), to certain payments of principal and interest on a note, and of the proceeds from the sale or redemption of a note. Backup withholding applies if a U.S. holder fails to provide certain identifying information (such as a taxpayer identification number), has been notified by the IRS that it is subject to backup withholding for failing to report interest income in full or fails to meet certain certification requirements. An individual’s taxpayer identification number is generally the individual’s Social Security number. Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. holder under the backup withholding rules will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided the required information is properly and timely submitted to the IRS.

Non-U.S. Holders

U.S. Federal Withholding Tax on Interest

Subject to the discussion of the provisions of the Code commonly referred to as Foreign Account Tax Compliance Act (“FATCA”) and the discussion of backup withholding and information reporting below, no U.S. federal withholding tax will apply to payments of principal or interest on the notes, provided that:

•

the non-U.S. holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the U.S. Treasury Regulations;

•

the non-U.S. holder is not a controlled foreign corporation (within the meaning of Section 957 of the Code) that is related to us through stock ownership, either actually or constructively (within the meaning of Section 864(d)(4) of the Code);

•	the non-U.S. holder is not a bank whose receipt of such amounts on the notes is pursuant to a loan agreement entered into in the ordinary course of business;

•

the non-U.S. holder certifies under penalties of perjury on IRS Form W-8BEN or Form W-8BEN-E that it is not a U.S. person (within the meaning of the Code) and provides its name, address and U.S. taxpayer identification number, if any; and

•	such amounts are not effectively connected with a non-U.S. holder’s U.S. trade or business.

If a non-U.S. holder cannot satisfy the requirements of the first three bullets, payments of interest made to such non-U.S. holder will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us, our paying agent or other applicable withholding agent a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other appropriate successor form) on which it claims an exemption for or a reduction of withholding under an applicable income tax treaty or IRS Form W-8ECI (or other appropriate successor form) stating that interest paid on the notes is not subject to the withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is also attributable to a U.S. permanent establishment or fixed place of business maintained by such non-U.S. Holder within the U.S.).

U.S. Federal Income Tax on Interest

If a non-U.S. holder is engaged in a trade or business in the U.S. and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is also attributable to a U.S. permanent establishment or fixed place of business maintained by such non-U.S. Holder within the U.S.), the non-U.S. holder will be subject to U.S. federal income tax on the interest on a net basis at the regular U.S. federal income tax rates in the same general manner as if the non-U.S. holder were a U.S. person (as defined under the Code) and the 30% withholding tax will not apply provided that the appropriate certification is furnished (as described above). In addition, if a non-U.S. holder is a foreign corporation, it may be subject to an additional branch profits tax equal to 30% (subject to any exemption or lower rate that may be specified by an applicable tax treaty) of its earnings and profits, including earnings and profits from an investment in the notes, that are effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, are also attributable to a U.S. permanent establishment or fixed place of business maintained by such non-U.S. Holder within the U.S.), subject to certain adjustments.

Sale, Redemption, or Other Taxable Disposition of the Notes

Subject to the discussions of backup withholding and information reporting and FATCA below, any gain realized on the sale, redemption, retirement or other taxable disposition of the notes (excluding any amount allocable to accrued and unpaid interest, which generally will be treated as interest and will be subject to the rules discussed above under “—Non-U.S. Holders—U.S. Federal Withholding Tax on Interest” and “—Non-U.S. Holders—U.S. Federal Income Tax on Interest”) generally will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is also attributable to a U.S. permanent establishment or fixed place of business maintained by such non-U.S. Holder within the U.S.), in which case such gain will generally be subject to net income tax at the rates applicable to U.S. holders (and, if the non-U.S. Holder is a foreign corporation, the additional branch profits tax discussed above); or

•

the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of such sale, redemption, retirement or other taxable disposition and certain other conditions are satisfied, in which case the non-U.S. holder generally will be taxed at a flat 30% rate (or lower applicable treaty rate) on such non-U.S. holder’s net U.S. source capital gain, which may be offset by certain U.S. source capital losses of the non-U.S. holder.

Backup Withholding and Information Reporting

Payments to non-U.S. holders of interest on a note and amounts withheld from such payments, if any, generally will be reported to the IRS and the non-U.S. holders by the applicable withholding agent. Backup withholding will not apply to payments of principal and interest on the notes if a non-U.S. holder provides the applicable withholding agent a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other appropriate successor form) as described above (or it otherwise qualifies for an exemption), provided that the relevant withholding agent does not know or have reason to know that the non-U.S. holder is a U.S. person or that the conditions of any other exemptions are not in fact satisfied.

The payment of the proceeds of the disposition of notes to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding unless a non-U.S. holder timely provides the IRS forms described above or it otherwise qualifies for an exemption. The proceeds of a disposition effected outside the U.S. by a non-U.S. holder to or through a foreign office of a broker generally will not be subject to backup withholding or information reporting unless certain limited exceptions apply. Copies of the information returns reporting payments to a non-U.S. holder may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty, intergovernmental agreement or tax information sharing agreement.

Backup withholding is not an additional tax and any amount withheld under the backup withholding rules is allowable as a refund or credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information or appropriate claim for refund is properly and timely submitted to the IRS.

Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the U.S. Treasury Regulations promulgated thereunder (commonly referred to as FATCA) generally impose a U.S. federal withholding tax of 30% on payments of interest on the notes to (i) a “foreign financial institution” (as defined in the Code) (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution is “deemed compliant,” complies with an applicable intergovernmental agreement and/or enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (ii) a foreign entity that is not a financial institution in certain cases (as the beneficial owner of the payments or as an intermediary for such beneficial owner), unless such entity certifies that it does not have any substantial U.S. owners or provides certain information regarding the substantial U.S. owners of the entity, which owners generally include any U.S. person who directly or indirectly owns more than 10% of the entity. Various intergovernmental agreements entered into by the U.S. and foreign governments may modify the rules above.

While withholding under FATCA would also have applied to payments of gross proceeds from the disposition of the notes after December 31, 2018, proposed U.S. Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Although these Treasury Regulations are not final, they can be relied upon by taxpayers until final U.S. Treasury Regulations are issued. There can be no assurance that final Treasury Regulations would provide an exemption from the FATCA withholding tax for gross proceeds.

Prospective investors in the notes should consult their own tax advisors regarding the implications of FATCA on their investment in the notes.

The foregoing summary does not discuss all aspects of U.S. taxation that may be relevant to particular holders in light of their particular circumstances and income tax situations. Prospective investors should consult their tax advisors as to the particular tax consequences to them of the purchase, ownership and disposition of the notes, including the effect of any U.S. federal, state, local, foreign or other tax laws.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition of the notes by a “Plan” meaning assets of any employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other federal, state, local, non-U.S. or other laws, or rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities, who or which, are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person, who or which, engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code. The acquisition and/or holding of the notes by an ERISA Plan with respect to which we or the underwriters are considered a party in interest or disqualified person, may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions that may provide exemptive relief for direct or indirect prohibited transactions (each, a “PTCE”). Included among the PTCEs that may apply to the acquisition and holding of the notes are PTCE 84-14, respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers. In addition to the foregoing, the Pension

Protection Act of 2006, as amended, provides a statutory exemption (Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) for transactions between an ERISA Plan and a person or entity that is a party in interest and/or a disqualified person (not including a fiduciary or an affiliate that, directly or indirectly, has or exercises discretionary authority or control or renders investment advice with respect to the assets of any ERISA Plan involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

Representations

Accordingly, by acceptance of the notes, each purchaser and subsequent transferee will be deemed to have represented and warranted that (1) either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes or any interest therein constitutes assets of any Plan or (ii) the acquisition, holding and subsequent disposition of the notes or any interest therein by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws and (2) the purchaser or transferee will not transfer the notes to any person or entity, unless such person or entity could truthfully make the foregoing representations and covenants.

The foregoing discussion is general in nature and is not intended to be all-inclusive nor should it be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring or holding the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the acquisition and holding of the notes.

Purchasers of the notes have the exclusive responsibility for ensuring that their acquisition and holding of the notes comply with the fiduciary responsibility rules of ERISA and do not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

UNDERWRITING

We have entered into an underwriting agreement, dated the date hereof, with the Barclays Capital Inc. and Mizuho Securities USA LLC, as representatives on behalf of the underwriters named below, pursuant to which, and subject to the conditions therein, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us, the principal amount of the notes set forth opposite their names below:

Underwriter	Principal Amount of Notes
Barclays Capital Inc.	$66,667,000
BMO Capital Markets Corp.	66,667,000
ING Financial Markets LLC	66,667,000
Mizuho Securities USA LLC	66,667,000
Rabo Securities USA, Inc.	66,667,000
RBC Capital Markets, LLC	66,666,000
Truist Securities, Inc.	66,666,000
Regions Securities LLC	33,333,000

Total	$500,000,000

The underwriting agreement provides that the underwriters’ obligation to purchase the notes depends on the satisfaction of the conditions contained in the underwriting agreement including:

•	the obligation to purchase all of the notes offered hereby if any of the notes are purchased;

•	the representations and warranties made by us to the underwriters are true;

•	there is no material change in our business or the financial markets; and

•	we deliver customary closing documents to the underwriters.

The underwriters will purchase the notes at a discount from the price indicated on the cover of this prospectus supplement and propose initially to offer and sell the notes at the offering price set forth on the front of this prospectus supplement. After the initial offering of the notes, the price at which the notes are being offered may be changed at any time without notice.

The following table shows the underwriting discounts to be paid to the underwriters by the Company in connection with the offering:

	Per Note	Total
Underwriting discounts payable by us	0.900%	$4,500,000

Expenses associated with this offering, excluding the underwriting discounts, to be paid by the Company are estimated to be $1,700,000.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Stabilization and Short Positions

In connection with this offering, the underwriters may engage in certain transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above what it would be in the absence of such activities. The underwriters are not required to engage in any of these activities, and they may end any of them at any time. We and the underwriters make no representation as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, we and the underwriters make no representation that anyone will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, the underwriters and certain of their respective affiliates have in the past and may in the future engage in various commercial and investment banking or other transactions of a financial nature with us or our its affiliates, including the provision of certain advisory services and the making of loans to us or our affiliates, for which they have received or may in the future receive customary compensation.

In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, certain other of those underwriters or their respective affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We intend to use the full amount of net proceeds from the offering of the notes to repurchase and/or redeem the 2027 Notes. If the underwriters or their affiliates hold 2027 Notes, they may tender such 2027 Notes in the Tender Offer and receive a portion of the proceeds from the offering of the notes in payment therefore or, if the underwriters or their affiliates hold 2027 Notes and do not tender them in the Tender Offer, they may receive a portion of the proceeds from the offering of the notes if and when we redeem such 2027 Notes. See “Use of Proceeds.”

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes: (a) the expression “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC, as amended (the “Prospectus Regulation”); and (b) the expression

“offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and, therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation and has not been approved by a competent authority within the meaning of the Prospectus Regulation. Each person in a Member State of the EEA to whom any offer of notes is made or who receives any communication in respect of, or who initially acquires any notes under, the offers contemplated in this prospectus supplement, or to whom the notes are otherwise made available will be deemed to have represented, warranted and agreed to and with the underwriters and us that it and any person on whose behalf it acquires notes as a financial intermediary, as that term is defined in Article 3(2) of the Prospectus Regulation, is (i) a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Regulation and (ii) not a “retail investor” as defined above.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement is not a prospectus for purposes of section 85 of the Financial Services and Markets Act 2000 (“FSMA”) and has been prepared on the basis that any offer of notes in the United Kingdom will only be made pursuant to an exemption under section 86 of FSMA from the requirement to publish a prospectus for offers of securities. The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes: (a) the expression “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union Withdrawal Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (“UK Prospectus Regulation”); and the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (“U.K. PRIIPs Regulation”), for offering or selling the notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation. This prospectus supplement is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorite des Marches Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorite des Marches Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the notes to the public in France. Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifies) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monetaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monetaire et financier and article 211-2 of the General Regulations (Reglement General) of the Autorite des Marches Financiers, does not constitute a public offer (appel public a l’epargne).

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monetaire et financier.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”). Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA), (ii) to a relevant person (as defined in Section 275(2) of the SFA), or any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the issuer, or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

Alternative Settlement Cycle

Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day prior to the date of delivery hereunder should consult their advisors.

VALIDITY OF THE SECURITIES

The validity of the securities offered hereby will be passed upon for us by White & Case LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Pilgrim’s Pride Corporation as of December 25, 2022 and December 26, 2021, and for each of the fiscal years in the three-year period ended December 25, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 25, 2022, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from our web site at http://www.pilgrims.com or from the SEC’s web site at http://www.sec.gov. The information on or accessed through our website is not incorporated by reference into and is not made a part of this prospectus supplement or accompanying prospectus.

We “incorporate by reference” in this prospectus supplement and accompanying prospectus certain information that we file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus, and information in documents that we file later with the SEC will automatically update and, where applicable, supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement or accompanying prospectus. We incorporate by reference in this prospectus supplement and accompanying prospectus the documents listed below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

•	2022 Annual Report on Form 10-K filed with the SEC on February 9, 2023;

•	Quarterly Report on Form 10-Q filed with the SEC on April 27, 2023;

•	Quarterly Report on Form 10-Q filed with the SEC on July 27, 2023;

•

the portions of our Proxy Statement on Schedule 14A filed with the SEC on March 27, 2023 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 25, 2022; and

•	Current Reports on Form 8-K filed with the SEC on April 5, 2023, April 19, 2023 and May 2, 2023.

We also incorporate by reference in this prospectus supplement and accompanying prospectus any future filings that we may make with the SEC under Sections 13 (a), 13(c), 14, or 15(d) of the Exchange Act until we sell all of the securities that may be offered by this prospectus supplement and accompanying prospectus. However, we are not incorporating by reference any information furnished under Item 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K. Nothing in this prospectus supplement and accompanying prospectus shall be deemed to incorporate by reference herein information of the type described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K contained in any of the documents or the future filings described above.

You may request a copy of these filings at no cost to you, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus supplement or accompanying prospectus, by writing or telephoning us as follows:

Pilgrim’s Pride Corporation

1770 Promontory Circle

Greely, Colorado 80634

Attn: Investor Relations

(970) 506-7883

IRPPC@pilgrims.com

This prospectus supplement and accompanying prospectus incorporates documents by reference which are not presented in or delivered with this prospectus or accompanying prospectus. You should not assume that the information in this prospectus supplement or accompanying prospectus is accurate as of any date other than the date on the front of those documents. You should rely only on the information contained in this prospectus supplement and accompanying prospectus and in the documents that we have incorporated by reference into this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities described in this prospectus supplement or accompanying prospectus in any state or jurisdiction where the offer is not permitted.

PROSPECTUS

PILGRIM’S PRIDE CORPORATION

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES

WARRANTS

UNITS

We or selling securityholders may from time to time offer to sell common stock, preferred stock, debt securities (which may be guaranteed by certain of our wholly owned subsidiaries named herein), warrants or units. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered and that may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our common stock is listed and principally traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “PPC.” Any common stock sold pursuant to a prospectus supplement will be listed, subject to notice of issuance, on Nasdaq. If we decide to list or seek a quotation for any other securities we may offer and sell from time to time, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in our securities involves risks. You should carefully read and evaluate the risks described under “Risk Factors” on page 5 of this prospectus as well as the risk factors and other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more agents, underwriters and dealers, or directly to purchasers, on a continuous or delayed basis through a public offering or negotiated purchases. If any agents, underwriters or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will describe the plan of distribution for that offering and will provide the names of the agents, underwriters or dealers and any applicable fees, commissions or discounts.

The date of this prospectus is March 22, 2023.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any supplement to this prospectus in deciding whether or not to invest in the securities we offer hereby. We have not authorized any dealer or other person to provide you with different information or to make any representation other than those contained in or incorporated by reference in this prospectus and any accompanying prospectus supplement. If anyone provides you with different or inconsistent information or representations, you should not rely on them. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on their respective covers and that any information we have incorporated by reference is accurate as of the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

In this prospectus, except as the context otherwise requires or as otherwise indicated, references to “Pilgrim’s Pride,” “PPC,” the “Company,” “we,” “us” and “our” (or similar terms) refer to Pilgrim’s Pride Corporation together with its consolidated subsidiaries.

This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time.

The types of securities that we may offer and sell from time to time pursuant to this prospectus are:

•	common stock;

•	preferred stock

•	debt securities;

•	guarantees;

•	warrants; and

•	units consisting of any of the securities listed above.

The debt securities may be guaranteed by Gold’n Plump Poultry, LLC, Gold’n Plump Farms, LLC, JFC LLC and Pilgrim’s Pride Corporation of West Virginia, Inc. (the “Subsidiary Guarantors”).

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of any underwriters or agents through or to which we will sell the securities;

•	any compensation of those underwriters or agents; and

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

In addition, the prospectus supplement may also include additional risk factors or other special considerations applicable to those securities and add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information” in deciding whether or not to invest in the securities we may offer.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

FORWARD-LOOKING STATEMENTS

Certain written and oral statements made by us contained in this prospectus (including information incorporated by reference herein) may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made herein, in our other filings with the SEC, in press releases, and in certain other oral and written presentations. Statements of our intentions, beliefs, expectations or predictions for the future, denoted by the words “anticipate,” “believe,” “estimate,” “expect,” “project,” “plan,” “imply,” “intend,” “should,” “foresee” and similar expressions, are forward-looking statements that reflect our current views about future events and are subject to risks, uncertainties and assumptions. Such risks, uncertainties and assumptions include the following:

•

The COVID-19 pandemic and its impact on business and economic conditions have negatively affected, and could continue to negatively affect our business, results of operations, financial condition and the trading of our securities;

•	Industry cyclicality can affect our earnings, especially due to fluctuations in commodity prices of feed ingredients, chicken and pork;

•

Outbreaks of livestock diseases in general and poultry and pig diseases in particular, including avian influenza and African swine fever, can significantly and adversely affect our ability to conduct our operations and the demand for our products;

•

If our products become contaminated, we may be subject to product liability claims and product recalls. Such product liability claims or product recalls can adversely affect our business reputation, expose us to increased scrutiny by federal and state regulators and may not be fully covered by insurance;

•	Our foreign operations and commerce in international markets pose special risks to our business and operations;

•

Competition in the chicken and pork industries with other vertically integrated chicken or pork companies may make us unable to compete successfully in these industries, which could adversely affect our business;

•	Changes in consumer preference and failure to maintain favorable consumer perception of our branded products could negatively impact our U.S. Prepared Foods and Pilgrim’s Food Masters businesses;

•

Media campaigns related to food production; regulatory and customer focus on environmental, social and governance responsibility; and recent increased focus and attention by the U.S. government on market dynamics in the meat processing industry could expose us to additional costs or risks;

•

We are increasingly dependent on information technology, and our business and reputation could suffer if we are unable to protect our information technology systems against, or effectively respond to, cyber-attacks, other cyber incidents or security breaches or if our information technology systems are otherwise disrupted;

•	Our operations are subject to general risks of litigation;

•	We may not be able to successfully integrate the operations of companies we acquire or benefit from growth opportunities;

•	The consolidation of customers and/or the loss of one or more of our largest customers could adversely affect our business;

•	We depend on contract growers and independent producers to supply us with livestock;

•	Changes in consumer preference could negatively impact our business;

•	Climate change may have a long-term adverse impact on our business and results of operations;

•	Regulation, present and future, is a constant factor affecting our business;

•	Our operations may be adversely impacted by the United Kingdom’s withdrawal from the E.U., which is commonly referred to as Brexit;

•

Our performance depends on favorable labor relations with our employees and our compliance with labor laws. Any deterioration of those relations or increase in labor costs due to our compliance with labor laws could adversely affect our business;

•	Loss of essential employees or material increase in employee turnover could have a significant negative impact on our business;

•	Labor shortages and increased turnover or increases in employee and employee-related costs could have adverse effects on our profitability;

•

If we are unable to attract, hire or retain key team members or a highly skilled and diverse global workforce, it could have a negative impact on our business, financial condition or results of operations;

•

JBS S.A., through its indirect wholly-owned subsidiaries, beneficially owns a majority of our common stock and has the ability to control the vote on most matters brought before the holders of our common stock;

•	Our future financial and operating flexibility may be adversely affected by significant leverage;

•	The interest rates of our credit facilities are priced using a spread over the London Interbank Offered Rate (“LIBOR”);

•	Impairment in the carrying value of goodwill or other identifiable intangible assets could negatively affect our operating results;

•	Weak or unstable national or global economic conditions, including inflation, could negatively impact our business;

•	Our business may be negatively impacted by economic or other consequences from Russia’s war against Ukraine and the sanctions imposed as a response to that action;

•	Extreme weather, natural disasters or other events beyond our control could negatively impact our business; and

•

Other risks described herein and under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 25, 2022 (“2022 Annual Report on Form 10-K”), which is incorporated by reference in this prospectus.

Actual results could differ materially from those projected in these forward-looking statements as a result of these factors, among others, many of which are beyond our control.

Our forward-looking statements speak only as of the date of this prospectus or as of the date they are made. In making these statements, we are not undertaking, and specifically decline to undertake, any obligation to address or update each or any factor in future filings or communications regarding our business or results, and we are not undertaking to address how any of these factors may have caused changes to information contained in previous filings or communications. Although we have attempted to list comprehensively these important cautionary risk factors, we must caution investors and others that other factors may in the future prove to be important and affect our business or results of operations. The forward looking statements contained in documents incorporated by reference herein are more specifically indicated in those documents. More detailed information regarding these factors is included in the section titled “Risk Factors” on page 4 of this prospectus and the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, which is incorporated by reference in this prospectus and in our reports and other documents on file with the SEC. Many of these factors are beyond our ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements.

THE COMPANY

We are primarily engaged in the production, processing, marketing and distribution of fresh, frozen and value-added chicken and pork products to retailers, distributors and foodservice operators. JBS S.A., through its indirect wholly-owned subsidiaries, beneficially owns 82.65% of our outstanding common stock as of December 25, 2022.

We market our balanced portfolio of fresh, prepared and value-added meat products to a diverse set of over 51,100 customers across the U.S., the U.K. and Europe, Mexico and in over 120 other countries. Our sales efforts are largely targeted towards the foodservice industry, principally chain restaurants and food processors, such as Chick-fil-A® and retail customers, including grocery store chains and wholesale clubs, such as Kroger®, Costco®, Publix® and H-E-B® in the U.S., chain restaurants such as McDonald’s® and grocery store chains such as Sainsbury’s®, Tesco® and Waitrose® in the U.K. and Europe, and grocery store chains such as Wal-Mart® in Mexico.

As a vertically integrated company, we are able to control every phase of the production process, which helps us manage food safety and quality, control margins and improve customer service. Our plants are strategically located to ensure that customers timely receive fresh products. With our global network of approximately 4,950 growers, 36 feed mills, 47 hatcheries, 40 processing plants, 33 prepared foods cook plants, 31 distribution centers, 9 rendering facilities and 4 pet food plants and 3 other facilities, we believe we are well-positioned to supply the growing demand for our products.

On September 24, 2021, we acquired 100% of the equity of the Kerry Consumer Foods’ meats and meals businesses, collectively known as Pilgrim’s Food Masters (“PFM”), for cash of £698.8 million, or $958.9 million. The specialty meats business is a leading manufacturer of branded and private label meats, meat snacks and food-to-go products in the U.K. and the Republic of Ireland. The ready meals business is a leading ethnic chilled and frozen ready meals business in the U.K. The acquired operations are included in our U.K. and Europe reportable segment.

Our principal executive offices are located at 1770 Promontory Circle, Greely, Colorado 80634, and our telephone number at that address is 970-506-8000. Our website is located at http://www.pilgrims.com. Information on our website is not incorporated into, or made part of, this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the information contained in or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including, without limitation, the information in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus, and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information; Incorporation by Reference.”

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK

The Amended and Restated Certificate of Incorporation of Pilgrim’s Pride (the “Certificate of Incorporation”) authorizes Pilgrim’s Pride to issue 800,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of February 9, 2023, 236,469,365 shares of common stock and no shares of preferred stock were outstanding. Shares of Pilgrim’s Pride common stock are traded on the Nasdaq Global Select Market under the symbol “PPC.” The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

The rights of Pilgrim’s Pride stockholders are governed by the Certificate of Incorporation and the Amended and Restated Corporate Bylaws of Pilgrim’s Pride (the “Bylaws”) and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). In addition, on December 28, 2009, Pilgrim’s Pride entered into a stockholders agreement with JBS USA Holding Lux, S.à.r.l. (formerly known as JBS USA Holdings, LLC), which we refer to as the “Stockholders Agreement.” The Stockholders Agreement contains provisions that may affect the rights of Pilgrim’s Pride stockholders. For more information, please refer to the full text of the Certificate of Incorporation, the Bylaws and the Stockholders Agreement, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the DGCL. Each time Pilgrim’s Pride offers common or preferred stock, it will provide a prospectus supplement that will contain specific information about the terms of that security.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The debt securities will be issued under an indenture between us and Regions Bank, as trustee, or another trustee chosen by us, qualified to act as such under the Trust Indenture Act and appointed in a supplemental indenture with respect to a particular series. The indenture is governed by the Trust Indenture Act. We have summarized select portions of the indenture below. This summary is not complete. The indenture has been filed as an exhibit to the registration statement and we urge you to read the indenture. Capitalized terms used in the summary have the meaning specified in the indenture.

For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Pilgrim’s Pride Corporation and do not include any of the Company’s current or future subsidiaries.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors of an officers’ certificate and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to that series.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be the direct, unsecured obligations of the Company and will rank equally with all of its other unsecured and unsubordinated indebtedness. The Company’s payment obligations under any series of debt securities may be guaranteed by one or more co-registrants.

We may issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

•

the title of the debt securities of the series, whether the debt securities rank as senior debt securities, senior subordinated debt securities or subordinated debt securities, or any combination thereof;

•	the price or prices (expressed as a percentage of the principal amount thereof) at which the debt securities of the series will be issued;

•	the aggregate principal amount of the debt securities of such series and any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal on the debt securities will be payable and the amount of principal that will be payable;

•

the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest, if any, as well as the dates from which interest will accrue, the dates on which the interest will be payable and the record date for the interest payable on any payment date;

•	the form and terms of any guarantee of the debt securities, including the terms of subordination, if any, of the series;

•	any depositories, interest rate calculation agents or other agents with respect to debt securities of such series if other than those appointed herein;

•	the right, if any, of holders of the debt securities to convert them into common stock or other debt securities of the Company, including any provisions to prevent dilution of such conversion rights;

•

the place or places where the principal, premium, if any, and interest, if any, on the debt securities of the series will be payable and where the debt securities which are in registered form can be presented for registration of transfer or exchange and the identification of any depositary or depositaries for any global debt securities;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

•	any provision requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•

the percentage of the principal amount at which the debt securities of the series will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities of the series which is payable if maturity of such debt securities is accelerated because of a default;

•	the currency or currencies in which principal, premium, if any, and interest, if any, of the debt securities of the series will be payable;

•

if payments of principal of, premium or interest on the debt securities of the series will be made in one or more currencies other than that or those in which the debt securities of the series are denominated, the manner in which the exchange rate with respect to such payments will be determined;

•

the manner in which the amounts of payment of principal of, or premium or interest on the debt securities of the series will be determined, if these amounts may be determined by reference to an index based on a currency or currency other than that in which the debt securities of the series are denominated or designated to be payable;

•	the provisions relating to any security provided for the debt securities;

•

any addition to or change in the events of default with respect to the debt securities and any change in the right of the trustee or the requisite holders the debt securities to declare the principal amount thereof due and payable upon the occurrence of an Event of Default;

•	any addition to, change in or deletion from, the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	the trustee, registrar or paying agent for the debt securities, if different than Regions Bank;

•

if applicable, that the debt securities, in whole or in specific part, shall be defeasible and, if other than by a board resolution, the manner in which any election by the Company to defease such debt securities shall be evidenced; and

•	any other material terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series.

In addition, the indenture does not limit our ability to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be set forth in the officers’ certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement.

We will provide you with information on the material United States federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay taxes and fees required by law or permitted by the indenture.

Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we undergo a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Restrictive Covenants Required by the Indenture

The indenture requires us to comply with certain restrictive covenants applicable to us and our Significant Subsidiaries that guarantee the debt securities. Some of the provisions are described below. All series of debt securities issued under the indenture will be entitled to the benefits of the covenants described below unless otherwise established by or pursuant to a resolution of our board of directors or an officers’ certificate and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture

Measuring Compliance

With respect to:

(i) whether any Lien is permitted to be Incurred in compliance with the indenture;

(ii) any calculation of the ratios, baskets or financial metrics, including the Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Total Assets and/or pro forma cost savings, and whether a Default or Event of Default exists in connection with the foregoing; and

(iii) whether any condition precedent to the Incurrence of Liens is satisfied,

at the option of the Company, any of its Restricted Subsidiaries, any parent entity, any successor entity of any of the foregoing or a third party (the “Testing Party”), a Testing Party may select a date prior to the Incurrence of any such Lien if such Testing Party has a reasonable expectation that the Company and/or any of its Restricted Subsidiaries will Incur Liens at a future date in connection with a corporate event, including payment of a dividend, repurchase of equity, an acquisition, merger, amalgamation, or similar transaction or repayment, repurchase or refinancing of Debt, Disqualified Stock or Preferred Stock (any such date, the “Transaction Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Secured Leverage Ratio.”

For the avoidance of doubt, if the Testing Party elects to use the Transaction Date as the applicable date of determination in accordance with the foregoing: (a) any fluctuation or change in the ratios, baskets or financial metrics, including the Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Total Assets and/or pro forma cost savings of the Company, from the Transaction Date to the date of Incurrence of such Lien will not be taken into account for purposes of determining (i) whether any such Lien is permitted to be Incurred or (ii) in connection with compliance by the Company or any of its Restricted Subsidiaries with any other provision of the indenture or the debt securities; (b) if financial statements for one or more subsequent fiscal quarters shall have become available, the Testing Party may elect, in its sole discretion, to redetermine all such baskets, ratios and financial metrics on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable Transaction Date for purposes of such baskets, ratios and financial metrics; (c) until such corporate event is consummated or such definitive agreements relating to such corporate event are terminated, such corporate event and all transactions proposed to be undertaken in connection therewith (including the Incurrence of Liens) will be given pro forma effect when determining compliance of other transactions that are consummated after the Transaction Date and on or prior to the date of consummation of such corporate event; and (d) Consolidated Interest Expense for purposes of the Secured Leverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin (without giving effect to any step-ups) contained in any financing commitment documentation or, if no such indicative interest margin exists, as reasonably determined by the Company in good faith. In addition, compliance with any requirement relating to the absence of a Default or Event of Default may be determined as of the Transaction Date (including any new Transaction Date) and not as of any later date as would otherwise be required under the indenture.

Notwithstanding anything to the contrary herein, with respect to any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of the indenture that does not require compliance with a financial ratio or financial test (including any Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, or Total Assets test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of the indenture that requires compliance with a financial ratio or financial test (including any Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, or Total Assets test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts (and thereafter, Incurrence of the portion of such amount under the Fixed Amount shall be included in such calculation).

Limitation on Liens

The indenture shall not permit the Company or any Significant Subsidiary that guarantees any series of debt securities to, Incur or suffer to exist any Lien (other than Permitted Liens) securing Debt upon any of its Principal Property, whether owned at the Issue Date or thereafter acquired, unless it has made or shall make effective provision whereby the debt securities or the applicable Guarantee shall be secured by a Lien on such Principal Property equally and ratably with (or prior to) all other Debt of the Company or any Significant Subsidiary that guarantees the debt securities secured by a Lien for so long as such other Debt is secured by such Lien; provided, however, that if the Debt is Subordinated Debt, the Lien on such Principal Property securing the Debt shall be subordinated and junior to the Lien securing the debt securities or the Guarantees, as the case may be, with the same relative priority as such Debt has with respect to the debt securities or the Guarantees.

For purposes of determining compliance with this covenant, (A) a Lien securing an item of Debt need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Debt (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Debt (or any portion thereof) in any manner that complies with this covenant and will be entitled to include the amount and type of such Lien or such item of Debt secured by such Lien (or portion thereof) in one of the categories of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant and, in such event, such Lien securing such item of Debt (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to the first paragraph hereof without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Debt that may be Incurred pursuant to any other clause or paragraph.

With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt. The “Increased

Amount” of any Debt shall mean any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms or in the form of common stock of the Company, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt described in clause (8) of the definition of “Debt” below.

Limitation on Sales and Leasebacks

The indenture will not permit the Company, and will not permit any Significant Subsidiary that guarantees any series of debt securities to, enter into any Sale and Leaseback Transaction with respect to any Principal Property, unless either:

(i) the Company or such Significant Subsidiary would be entitled pursuant to the provisions described above under “ —Limitation on Liens” to Incur a Lien securing Debt on such Principal Property at least equal in amount to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing any series of debt securities; or

(ii) within 365 days after the closing date of such Sale and Leaseback Transaction, the Company or such Significant Subsidiary shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof, (A) to the retirement of Debt of the Company ranking at least on a parity with any series of debt securities or Debt of any Subsidiary, in each case owing to a Person other than the Company or any of its Subsidiaries or (B) to the acquisition, purchase, construction, development, extension or improvement (including any capital expenditure) of any property or assets of the Company or any Subsidiary used or to be used by or for the benefit of the Company or any Subsidiary.

This restriction will not apply to: (i) transactions providing for a lease term of three years or less; and (ii) transactions between the Company and any of its Significant Subsidiaries or between any Significant Subsidiaries.

For purposes of the foregoing discussion of the limitation on liens and sale and leaseback covenants, the following definitions are applicable:

“ABL Revolving Loan” means the revolving credit facility under the Fifth Amended and Restated Credit Agreement dated as of August 9, 2021 (as amended), among the Company, certain Subsidiaries of the Company, Cobank, ACB, as administrative agent and collateral agent, and the other lenders party thereto, as the same may be amended, restated, renewed, refunded, replaced, refinanced, supplemented or otherwise modified from time to time, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted using an implied interest rate of such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction.

“Board of Directors” means:

(1) with respect to a corporation, the Board of Directors of the corporation;

(2) with respect to a partnership, the Board of Directors or similar board or committee or Person serving a similar function of the managing general partner of the partnership; and

(3) with respect to any other Person, the board or committee of that Person or any Person serving a similar function.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares of corporate stock of that Person;

(2) with respect to any Person that is an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of capital stock of that Person;

(3) with respect to any Person that is a partnership or limited liability company, any and all partnership or membership interests, whether general or limited, of that Person; and

(4) with respect to any other Person, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a financing lease obligation under GAAP.

“Cash Equivalents” means any of the following:

(1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof and maturing within one year of acquisition thereof;

(2) investments in Eurodollar time deposits, time deposit accounts, certificates of deposit and money market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250 million and (a) in the case of such investments maturing later than 180 days from the date of acquisition thereof, whose long-term debt, or whose parent holding company’s long-term debt, is rated “BBB-” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act) and (b) in the case of such investments maturing not later than 180 days from the date of acquisition thereof, whose short term debt, or whose parent holding company’s long-term debt, is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act);

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) investments in commercial paper, maturing not more than 360 days after the date of acquisition, with an Investment Grade Rating at the time as of which any investment therein is made;

(5) investments in securities maturing not more than 360 days after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s;

(6) Debt or Preferred Stock issued by Persons with an Investment Grade Rating with maturities of 12 months or less from the date of acquisition;

(7) investments in mutual funds whose investment guidelines restrict substantially all of such funds’ investments to those satisfying the provisions of clauses (1) through (6) above; and

(8) in the case of any Foreign Subsidiary, investments denominated in the currency of the jurisdiction in which such Foreign Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (7) of this definition and are used in the ordinary course of business by similar companies for cash management purposes in the relevant jurisdiction.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, deposit and other accounts and merchant services.

“Commodity Agreement” means any commodity futures contract, commodity option or similar agreement or arrangement designed to protect against fluctuations in the price of commodities.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, state, franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted, including any penalties and interest relating to any tax examinations (and not added back) in computing Consolidated Net Income, plus

(b) Consolidated Interest Expense of such Person for such period (including (x) net losses from Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Consolidated Interest Expense), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(u) through (1)(y) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted in computing Consolidated Net Income, plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any equity offering, investment, acquisition, disposition, recapitalization or the incurrence of Debt permitted to be incurred by the indenture (including a refinancing thereof) (whether or not successful), including, without limitation, (i) such fees, expenses or charges related to the offering of debt securities and the U.S. Credit Facilities and (ii) any amendment or other modification of debt securities, and, in each case, deducted in computing Consolidated Net Income, plus

(e) the amount of any restructuring charge or reserve or non-recurring integration costs deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities, including any lease termination costs, severance costs, facility shutdown costs and other restructuring charges related to or associated with a permanent reduction in capacity, closure of plants or facilities, cut-backs or plant closures or a significant reconfiguration of a facility, plus

(f) any other non-cash charges, including any write-off or write-downs, reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, plus

(h) expenses consisting of internal software development costs that are expensed during the period but could have been capitalized under alternative accounting policies in accordance with GAAP, plus

(i) costs of surety bonds incurred in such period in connection with financing activities, plus

(j) the amount of net cost savings and synergies projected by the Company in good faith to be realized as a result of specified actions taken or to be taken prior to or during such period (which cost savings or synergies shall be subject only to certification by management of the Company and shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and factually supportable, (B) such actions have been taken or are to be taken within 18 months after the date of determination to take such action and (C) no cost savings or synergies shall be added pursuant to this clause (j) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clause (k) below with respect to such period, plus

(k) business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement), plus

(l) restructuring charges or reserves (including restructuring costs related to acquisitions after the Issue Date and to closure and/or consolidation of facilities and to exiting lines of business), plus

(m) the amount of loss or discount on sale of receivables and related assets to a Receivables Subsidiary in connection with a Receivables Facility, plus

(n) any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interest of the Company (other than Disqualified Capital Stock), plus

(o) the amount of expenses relating to payments made to option holders of any direct or indirect parent entity of the Company in connection with, or as a result of, any distribution being made to shareholders of such Person, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under the indenture, plus

(p) with respect to any joint venture, an amount equal to the proportion of those items described in clauses (a) and (c) above relating to such joint venture corresponding to the Company’s and the Restricted Subsidiaries’

proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), plus

(q) the amount of any loss attributable to a new plant or facility until the date that is 18 months after the date of commencement of construction or the date of acquisition thereof, as the case may be; provided that (A) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of the Company, (B) losses attributable to such plant or facility after 18 months from the date of commencement of construction or the date of acquisition of such plant or facility, as the case may be, shall not be included in this clause (q) and (C) no amounts shall be added pursuant to this clause (q) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clauses (j) or (k) above with respect to such period;

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period; and

(3) increased (in the case of a loss) or decreased (in the case of a gain) by (without duplication) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Debt (including any net loss or gain resulting from hedge agreements for currency exchange risk and revaluations of intercompany balances, including, without limitation, Currency Protection Agreements).

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication of:

(1) consolidated interest expense of that Person and its Restricted Subsidiaries for that period, to the extent such expense was deducted in computing Consolidated Net Income, including (or plus, to the extent not included in such consolidated interest expense):

(a) amortization of debt discount;

(b) the interest component of Capitalized Lease Obligations;

(c) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(d) interest actually paid by that Person or any of its Restricted Subsidiaries under any guarantee of Debt or other obligation of any other Person;

(e) interest expense on Debt of any direct or indirect parent of the Company or any of such parent’s Subsidiaries guaranteed by the Company or any of its Restricted Subsidiaries (whether or not such interest is paid by the Company or any of its Restricted Subsidiaries);

(f) net payments (whether positive or negative) pursuant to Interest Rate Protection Agreements; and

(g) cash and Disqualified Capital Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries and Disqualified Capital Stock of such Person held by Persons other than such Person or a Wholly Owned Restricted Subsidiary;

but excluding:

(t) accretion or accrual of discounted liabilities not constituting Debt;

(u) interest expense attributable to a parent entity resulting from push-down accounting;

(v) any expense resulting from the discounting of Debt in connection with the application of recapitalization or purchase accounting;

(w) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and original issue discount with respect to Debt issued on the Issue Date;

(x) any expensing of bridge, commitment and other financing fees; and

(y) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility; and

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for that period, whether paid or accrued.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, severance, relocation costs, new product introductions, and one-time compensation charges shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3) any after-tax effect of income (loss) from disposed, or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) [reserved],

(7) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements required or permitted by ASC 805 and ASC 350 (formerly Financial Accounting Standards Board Statement Nos. 141 and 142, respectively) resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Issue Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment of Debt or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid) shall be excluded,

(9) any impairment charge, asset write-off or write-down pursuant to ASC 350 and ASC 360 (formerly Financial Accounting Standards Board Statement Nos. 142 and No. 144, respectively) and the amortization of intangibles arising pursuant to ASC 805 (formerly Financial Accounting Standards Board Statement No. 141) shall be excluded,

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights to officers, directors, consultants or employees shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset sale, issuance or repayment of Debt, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including, without limitation, any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12) changes in accruals or reserves as a result of adoption or modification of accounting policies shall be excluded, and

(13) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded.

“Consolidated Total Indebtedness” of any Person means, as at any date of determination, an amount equal to the sum of (x) the aggregate amount of all outstanding Debt of such Person and its Restricted Subsidiaries on a consolidated basis described in clauses (1), (2), (3), (5) and (6) of the definition of “Debt” (provided that in the case of clause (6), such Debt relates to guarantees of Debt of another Person of the type referred to in clauses (1), (2) and (3) of the definition of “Debt”, other than Debt relating to purchases of raw materials or other supply-related obligations in the ordinary course of business, and including, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (y) the aggregate amount of all outstanding Disqualified Capital Stock of such Person and all Disqualified Capital Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Capital Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP and calculated on a pro forma basis in a manner consistent with the adjustments set forth in the definition of “Secured Leverage Ratio.” For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the indenture.

“Credit Facilities” or “Credit Facility” means one or more debt facilities (which may be outstanding at the same time and including, without limitation, the U.S. Credit Facilities and the Existing Foreign Credit Facility) or other financing agreements or arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit, debt securities or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Currency Protection Agreement” means any currency protection agreement entered into with one or more financial institutions that is designed to protect the Person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Debt Incurred and not for purposes of speculation.

“Debt” means, with respect to any Person on any date of determination, without duplication, any indebtedness of that Person:

(1) for borrowed money (but only with regard to the principal of and premium (if any) in respect of such borrowed money);

(2) evidenced by bonds, debentures, notes or other similar instruments;

(3) constituting Capitalized Lease Obligations;

(4) Incurred or assumed as the deferred and unpaid purchase price of property or services, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable and accrued expenses arising in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(5) for reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

(6) for Debt of other Persons to the extent guaranteed by such Person;

(7) for Hedging Obligations; and

(8) for Debt of any other Person of the type referred to in clauses (1) through (7) which is secured by any Lien on any property or asset of such first referred to Person, the amount of such Debt being deemed to be the lesser of the value of the property or asset underlying the Lien or the amount of the Debt so secured;

provided, however, that notwithstanding the foregoing, Debt does not include (i) Cash Management Services, (ii) any item set forth above that does not appear as a liability on the balance sheet of such Person, or (iii) Debt of any parent entity appearing on the balance sheet of the Company solely by reason of push-down accounting under GAAP.

The amount of Debt of any Person at any date will be:

(a) the sum of the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP; and

(b) the accreted value of that Debt, in the case of any Debt issued with original issue discount.

“Disqualified Capital Stock” means any Capital Stock that, by its terms or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event,

(1) matures (excluding any maturity as the result of an optional redemption by the issuer of that Capital Stock);

(2) is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise; or

(3) is redeemable at the sole option of its holder,

in each case, other than as a result of a change of control or asset sale, in whole or in part, on or prior to the date that is 91 days after the final maturity date of the debt securities; provided, however, that (i) only the portion of Capital Stock that so matures or is mandatorily redeemable or is so redeemable at the sole option of its holder prior to the final maturity date of the debt securities will be deemed Disqualified Capital Stock and (ii) with respect to any such Capital Stock issued to any employees or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital.

“Domestic Restricted Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Foreign Credit Facility” means the facility evidenced by the Credit Agreement, by and among Avicola Pilgrim’s Pride de Mexico, S. de R.L. de C.V., the Company, certain subsidiaries of Avicola Pilgrim’s Pride de Mexico, S. de R.L. de C.V., Banco de Bajio Multiple and the several lenders from time to time party thereto, dated as of September 27, 2016, and the related notes, collateral documents, guarantees and agreements, each as it may be amended, restated, amended and restated, renewed, refinanced, supplemented or otherwise modified from time to time.

“Foreign Restricted Subsidiary” means a Restricted Subsidiary that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Foreign Subsidiary Holding Company” means any Domestic Restricted Subsidiary with no material operations or assets other than Equity Interests of Foreign Restricted Subsidiaries.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that all terms of an accounting or financial nature used in the indenture shall be construed, and all computations of amounts and ratios referred to in the indenture shall be made (a) without giving effect to any election under FASB Accounting Standards Codification Topic 825—Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Debt of the Company or any of its Subsidiaries at “fair value,” as defined therein and (b) the amount of any Debt under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations (it being understood that all leases and obligations under any leases of any Person that are or would be characterized as operating leases and/or operating lease obligations in accordance with GAAP on February 25, 2016 (whether or not such operating leases and/or operating lease obligations were in effect on such date) shall continue to be accounted for as operating leases and/or operating lease obligations (and not as Capitalized Lease Obligations) for purposes of the indenture regardless of any change in GAAP following the date that would otherwise require such leases and/or lease obligations to be recognized as right-of-use assets and lease liabilities on the balance sheet). At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the indenture).

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Debt. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantee” means the guarantee by each Guarantor of the Company’s payment obligations under the Indenture and any series of debt securities.

“Guarantors” means the Company’s Domestic Restricted Subsidiaries that are wholly-owned and that are guarantors under the U.S. Credit Facilities, and each of the Company’s Restricted Subsidiaries that in the future executes a supplemental indenture in which such Person agrees to be bound by the terms of the indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor with respect to any series of debt securities when its respective Guarantee is released in accordance with the terms of the indenture.

“Hedging Obligations” means, with respect to any specified entity, the obligations of that entity under:

(1) any Interest Rate Protection Agreement;

(2) foreign exchange contracts and Currency Protection Agreements;

(3) any Commodity Agreement; and

(4) other agreements or arrangements designed to protect that entity against fluctuations in interest rates, currency exchange rates or commodity prices.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) or merges into such other Person shall be deemed to be incurred by such Subsidiary or such other Person, as the case may be, at the time it becomes a Subsidiary or at the time of the merger.

“Interest Rate Protection Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement used in the ordinary course of business as to which that Person is a party or beneficiary.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P or Fitch, or an equivalent rating by any other Rating Agency.

“Issue Date” means the date on which any series or debt securities are first issued.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Permitted Liens” means:

(1) Liens to secure (A) Debt of the Company or a Restricted Subsidiary of the Company under the ABL Revolving Loan or other Credit Facilities, including guarantees thereof; provided that, after giving effect to any such Incurrence (including the application of proceeds therefrom), the aggregate principal amount of all Debt Incurred and then outstanding under this clause (1)(A) shall not exceed the greater of (x) $800.0 million less the sum of all principal payments of the ABL Revolving Loan or other Credit Facilities and less the outstanding principal amount of any Receivables Facilities and (y) the sum of (i) 85% of the book value of accounts receivable of the Company and its Restricted Subsidiaries plus (ii) 80% of the book value of inventory of the Company and its Restricted Subsidiaries (excluding, in the case of clauses (i) and (ii), any such assets that are the subject of a Receivables Facility), in the case of clause (y), determined based on the consolidated balance sheet of the Company for the fiscal quarter most recently ended on or prior to the date on which such Debt is Incurred for which internal financial statements are available (as adjusted to give pro forma effect to acquisitions or dispositions outside the ordinary course of business occurring after the date of such balance sheet but on or before the date of such Incurrence); and (B) Debt of the Company or a Restricted Subsidiary of the Company under the Senior Secured Term Loan and any other Credit Facilities (other than the ABL Revolving Loan), including guarantees thereof; provided that, after giving effect to any such Incurrence (including the application of proceeds therefrom), the aggregate principal amount of all Debt Incurred and then outstanding under this clause (1)(B) shall not exceed the greater of (x) $1.5 billion less the sum of all principal payments of the Senior Secured Term Loan and any other Credit Facilities (other than the ABL Revolving Loan) and (y) an aggregate principal amount of Debt that at the time of Incurrence does not cause the Secured Leverage Ratio of the Company to exceed 3.50 to 1.00;

(2) Liens on the Capital Stock or assets of any Non-Guarantor Significant Subsidiary to secure Debt incurred by such Non-Guarantor Significant Subsidiary;

(3) Liens to secure Debt, including but not limited to Capitalized Lease Obligations, mortgage financings or purchase money obligations, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, commissioning or improvement of property or assets, whether through direct purchase of assets or the Capital Stock of any Person owning those assets, or Incurred to refinance any such purchase price or cost of construction or improvement, and refinancings thereof; provided that any such Lien may not extend to any property of the Company or any Significant Subsidiary, other than the property acquired, constructed or leased with the proceeds of such Debt and such Liens secure Debt in an amount not in excess of the original purchase price or the original cost of any such property and any improvements or accessions to such property;

(4) Liens for taxes, assessments or governmental charges or levies on the property of the Company or any Significant Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded;

(5) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the property of the Company or any Significant Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(6) Liens on the property of the Company or any Significant Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Company and the Subsidiaries taken as a whole;

(7) Liens on property or assets of, or any shares of stock or secured debt of, any Person at the time the Company or any Significant Subsidiary acquired such property or the Person owning such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Significant Subsidiary; provided, however, that any such Lien may not extend to any other property of the Company or any Significant Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by the Company or any Significant Subsidiary;

(8) Liens on the property of a Person at the time such Person becomes a Significant Subsidiary; provided, however, that any such Lien may not extend to any other property of the Company or any other Significant Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Significant Subsidiary;

(9) pledges or deposits by the Company or any Significant Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Significant Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(10) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

(11) Liens securing Hedging Obligations and Cash Management Services;

(12) Liens existing on the Issue Date not otherwise described in clauses (1) through (11) above;

(13) Liens on the property of the Company or any Significant Subsidiary to secure any refinancing, refunding, extension, renewal or replacement, in whole or in part, of any Debt secured by Liens referred to in clause (3), (7), (8), (11) or (12) above, clause (21) below, or pursuant to this clause (13); provided, however, that any such Lien shall be limited to all or part of the same property that secured the original Lien (together with improvements and accessions to such property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(a) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens referred to in clause (3), (7), (8), (11) or (12) above or clause (21) below, as the case may be, at the time the original Lien became a Permitted Lien under the indenture; and

(b) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Significant Subsidiary in connection with such refinancing, refunding, extension, renewal or replacement;

(14) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(15) Liens securing Debt or other obligations of a Restricted Subsidiary of the Company owing to the Company or another Restricted Subsidiary;

(16) Liens on specific items of inventory or other goods and proceeds securing obligations in respect of bankers’ acceptances issued or created for the account of the Company or any of its Significant Subsidiaries to facilitate the purchase, shipment or storage of such inventory or other goods;

(17) Liens in favor of the Company or any Guarantor;

(18) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(19) Liens deemed to exist in connection with investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(20) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Significant Subsidiaries in the ordinary course of business;

(21) Liens securing Debt (other than Subordinated Debt); provided that, after giving effect to the Incurrence of such Debt and the application of the proceeds therefrom, the Secured Leverage Ratio of the Company would not exceed 3.50 to 1.00;

(22) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;

(23) Liens on Capital Stock of an Unrestricted Subsidiary that secure Debt or other obligations of such Unrestricted Subsidiary;

(24) (a) Leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Significant Subsidiaries and (b) licenses of intellectual property in the ordinary course of business;

(25) Liens to secure a defeasance trust;

(26) (a) Liens on the property of any Foreign Significant Subsidiary securing Debt of any Foreign Significant Subsidiary and (b) any stock pledge, hypothecation, or similar security interest limited to the Equity Interests of a Foreign Significant Subsidiary held by a Foreign Subsidiary Holding Company, or the Equity Interests of such Foreign Subsidiary Holding Company, in each case securing the Guarantee by such Foreign Subsidiary Holding Company of Debt of the Foreign Significant Subsidiary whose Equity Interests it holds; and

(27) Liens not otherwise permitted by clauses (1) through (26) above securing obligations in an aggregate amount at any time outstanding not in excess of the greater of (x) $700.0 million and (y) 10.0% of Total Assets of the Company at the time of any incurrence of an obligation secured by a Lien in reliance on this clause (27).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” of any Person means any Capital Stock of that Person that has preferential rights to any other Capital Stock of that Person with respect to dividends or redemptions or upon liquidation.

“Principal Property” means any plant or other similar facility of the Company or any Significant Subsidiary used primarily for processing, producing, or packaging and having a book value in excess of 2.0% of Total Assets of the Company as of the date of such determination, but shall not include any plant or similar facility which, in the good faith opinion of the Board of Directors or management of the Company, is not material to the overall business of the Company and its Subsidiaries, taken as a whole.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Receivables Facility” means any of one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company and the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Company or any Restricted Subsidiary sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase or extension of credit by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Restricted Subsidiary” means any Subsidiary of such Person other than an Unrestricted Subsidiary; provided that the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company subject to the condition that the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary would not cause a Default, it being understood that any Liens, agreements or transactions of such Unrestricted Subsidiary outstanding at the time of such redesignation shall be deemed to be Incurred or entered into at such time.

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Company or any Significant Subsidiary sells or transfers any property to any Person (other than the Company or any Restricted Subsidiary) with the intention of taking back a lease of such property pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life thereof and such property is in fact so leased.

“Secured Debt” means the Consolidated Total Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Secured Leverage Ratio” means, as of any date of determination (the “determination date”) with respect to any Person, the ratio of:

(1) Secured Debt of such Person and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available minus the aggregate cash and cash equivalents included in the cash and cash equivalents accounts listed on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at such date, to

(2) Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements are available, provided, however, that:

(1) if such Person or any Restricted Subsidiary:

(a) has Incurred any Debt since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes an Incurrence of Debt, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such period (except that in making such computation, the amount of Debt under any revolving Credit Facility outstanding on the date of such calculation will be deemed to be:

(i) the average daily balance of such Debt during such four fiscal quarters or such shorter period for which such facility was outstanding; or

(ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Debt during the period from the date of creation of such facility to the date of such calculation)

and the repayment, repurchase, redemption, retirement, defeasance or other discharge of any other Debt with the proceeds of such new Debt as if such repayment, repurchase, redemption, retirement, defeasance or other discharge had occurred on the first day of such period; or

(b) has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Debt since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes a repayment, repurchase, redemption, retirement, defeasance or other discharge of Debt (in each case, other than Debt Incurred under any revolving Credit Facilities unless such Debt has been permanently repaid and the related commitment terminated and not replaced), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Debt, including with the proceeds of such new Debt, as if such discharge had occurred on the first day of such period;

(2) if since the beginning of such period, such Person or any Restricted Subsidiary will have made any asset sale or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes such a transaction:

(a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of such Person or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to such Person and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent such Person and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale);

(3) if since the beginning of such period such Person or any Restricted Subsidiary (by merger or otherwise) will have made an investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such investment or acquisition occurred on the first day of such period; and

(4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Debt or discharged any Debt, made any disposition or any investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by such Person or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of such Person (and may include, without limitation, for the avoidance of doubt, cost savings and operating expense reductions from such investment, acquisition, merger or consolidation that is being given pro forma effect that have been or are expected to be realized); provided that such calculations are set forth in an Officer’s Certificate stating that such calculations are based on the reasonable good faith beliefs of the officer executing such Officer’s Certificate at the time of such execution. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Debt if such Interest Rate Protection Agreement has a remaining term in excess of 12 months). If any Debt that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such optional rate chosen by such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Secured Term Loan” means term loan facilities under the Fifth Amended and Restated Credit Agreement dated as of August 9, 2021 (as amended), among the Company, certain Subsidiaries of the Company, Cobank, ACB, as administrative agent and collateral agent, and the other lenders party thereto, as the same may be amended, restated, renewed, refunded, replaced, refinanced, supplemented or otherwise modified from time to time, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Significant Subsidiary” of any Person, means any Restricted Subsidiary which at the time of determination either (1) had assets which, as of the date of the Company’s most recent quarterly consolidated balance sheet for which internal financial statements are available, constituted at least 10% of the Company’s total assets on a consolidated basis as of such date or (2) had revenues for the 12-month period ending on the date of the Company’s most recent quarterly consolidated statement of operations for which internal financial statements are available which constituted at least 10% of the Company’s total revenues on a consolidated basis for such period, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Secured Leverage Ratio.”

“Subordinated Debt” means any Debt whether outstanding on the Issue Date or thereafter Incurred, which is subordinate or junior in right payment of to any series of debt securities or the Guarantees, as the case may be, pursuant to a written agreement.

“Subsidiary” with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, through one or more intermediaries, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person. Notwithstanding anything in the indenture to the contrary, all references to any Person and its consolidated Subsidiaries or to financial information prepared on a consolidated basis in accordance with GAAP shall be deemed to include such Person and its Subsidiaries as to which financial statements are prepared on a consolidated basis in accordance with GAAP and to financial information prepared on such a consolidated basis.

“Total Assets” of any Person means the total assets of such Person and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP as shown on the most recent balance sheet of such Person and calculated on a pro forma basis in a manner consistent with the adjustments set forth in the definition of “Secured Leverage Ratio.”

“Unrestricted Subsidiary” means (i) any Subsidiary designated as an “unrestricted subsidiary” under the U.S. Credit Facilities and (ii) any direct or indirect Subsidiary of the Company formed after the Issue Date that has been designated as an Unrestricted Subsidiary at the time of its creation or acquisition; provided that with respect to this clause (ii), no Debt of such Unrestricted Subsidiary may be assumed or guaranteed by the Company or any Restricted Subsidiary.

“U.S. Credit Facilities” means the Senior Secured Term Loan and the ABL Revolving Loan.

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary that is a Wholly Owned Subsidiary.

“Wholly Owned Subsidiary” means a Subsidiary of any Person, all of the outstanding Capital Stock of which (other than any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Reports

The indenture will provide that whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide the trustee and the holders of the debt securities with the following:

(1)	within 90 days following the end of each fiscal year of the Company, its annual audited consolidated financial statements prepared in accordance with GAAP;

(2)

within 45 days following the end of each fiscal quarter (other than the last fiscal quarter of its fiscal year) of the Company, its unaudited quarterly financial statements prepared in accordance with GAAP;

(3)	simultaneously with the delivery of the financial statements referred to in clauses (1) and (2) above, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and

(4)

reasonably promptly following the occurrence of any of the following events, a description in reasonable detail of such event: (i) any change in the directors, the chief executive officer or chief financial officer of the Company, (ii) the acceleration of any Debt of the Company or any of its Significant Subsidiaries in excess of $125.0 million; (iii) the entry into of any agreement by the Company or any of its Subsidiaries relating to a transaction that has resulted or is expected to result in a change of control, (iv) any resignation or termination of the independent accountants of the Company or any engagement of any new independent accountants of the Company, (v) any determination by the Company or the receipt of advice or notice by the Company from its independent accountants, in either case, confirming non-reliance on previously issued financial statements, a related audit opinion or a completed interim review, (vi) the completion by the Company or any of its Restricted Subsidiaries of the acquisition of assets or an asset sale in excess of $300.0 million and (vii) any event of bankruptcy or insolvency that constitutes a Default; provided, however, that no such report will be required to be furnished if it is determined in good faith by the Company that such event is not material to holders or the business, assets, operations, financial positions or prospects of the Company and its Restricted Subsidiaries, taken as a whole;

provided, however, that reports and information provided pursuant to clauses (1), (2), (3) and (4) shall not be required to be accompanied by any exhibits or financial statements other than those financial statements explicitly required pursuant to clauses (1) and (2).

At any time that the Unrestricted Subsidiaries of the Company, taken as a whole, account for more than 20% of the Consolidated EBITDA (calculated for the Company and its Subsidiaries, not just Restricted Subsidiaries) for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, of the Company and its Subsidiaries, taken as a whole, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, for so long as any debt securities are outstanding, unless the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise complies with such reporting requirements, the Company shall either (1) maintain a website (which may be non-public, but shall not restrict the recipients of such information from trading in securities) to which holders of debt securities, prospective investors, securities analysts and market makers that certify that they are qualified institutional buyers or are otherwise eligible to hold the debt securities (collectively, “Permitted Parties”) are given access and to which the information required by the preceding paragraphs (the “Required Information”) is posted; or (2) distribute via electronic mail the Required Information to beneficial owners of the debt securities and prospective investors that certify that they are Permitted Parties who request to receive such distributions. If the Company makes available the reports described in clauses (1), (2), (3) or (4) on the Company’s website, it will be deemed to have satisfied the reporting requirement set forth in such applicable clause. The trustee shall have no responsibility whatsoever to determine whether the Required Information has been posted to any such website.

The trustee shall have no duty to review or analyze reports delivered to it. Delivery of any information, documents and reports to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s and Guarantors’ compliance with any of their covenants hereunder (as to which the trustee is entitled to rely exclusively on an officer’s certificate). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, and shall have no responsibility or liability for the Company’s and Guarantors’ compliance or non-compliance with any covenants in the indenture or debt securities, including with respect to any reports or other documents posted on any website or filed with the SEC, or participate in any conference calls.

The Company has agreed that, for so long as any debt securities remain outstanding, the Company will furnish to noteholders and securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Company’s obligations pursuant to this covenant may, at the Company’s option, be suspended and instead provided by any direct or indirect parent of the Company (any such entity, a “Company Reporting Entity”) as of any date, and for so long as, all of the following conditions are satisfied:

(1)

the Company Reporting Entity beneficially owns directly or indirectly at least 95% (less any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) of the voting stock of the Company; and

(2)

Company Reporting Entity makes the reports and financial information referred to in the first paragraph of this covenant available on its website (or otherwise permitted above), or otherwise publicly available within the time periods specified in the first paragraph of this covenant, except that such reports and financial information may be with respect to Company Reporting Entity instead of the Company; provided that, if the Company Reporting Entity has material operating assets (other than the Company and its Subsidiaries), the quarterly and annual financial statements of Company Reporting Entity shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Company Reporting Entity (any period during which the reporting obligations pursuant to the first paragraph of this covenant are suspended pursuant to this clause being referred to herein as a “Reporting Suspension Period”). The requirements of the first paragraph of this covenant above shall resume as of the end of any Reporting Suspension Period, but no Default or Event of Default shall be deemed to have occurred or be continuing due to non-compliance during any Reporting Suspension Period with the requirements of the first paragraph of this covenant.

Mergers, Consolidation, Etc.

The indenture will not permit the Company, in a single transaction or a series of related transactions, to consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets determined on a consolidated basis to, another Person unless:

(1) either

(a) the Company is the Surviving Person; or

(b) the Person, if other than the Company, formed by such consolidation or into which the Company is merged or the Person that acquires the properties and assets of the Company substantially as an entirety, the Person to which assets of the Company have been transferred, will be a corporation or limited liability company organized (or equivalent) and existing under the laws of the United States or any State of the United States or the District of Columbia or any other country member of the Organization for Economic Co-operation and Development (OECD) if such successor Person undertakes to pay additional amounts pursuant to customary provisions as determined in good faith by the Company (collectively, the “Permitted Jurisdiction”); provided, however, that if the Person formed by such consolidation or into which the Company is merged or the person that acquires the properties and assets of the Company substantially as an entirety is a limited liability company, the Company or such Surviving Person shall cause a Restricted Subsidiary of the Company that is a corporation to become a co-obligor on any such series of debt securities;

(2) such Surviving Person, if other than the Company, assumes all of the obligations of the Company under any series of debt securities and the indenture pursuant to a supplemental indenture;

(3) no Event of Default shall have occurred and be continuing; and

(4) the Company delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing clause (3),

(A) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and

(B) the Company may merge with one of its Affiliates solely for the purpose of reorganizing the Company in another Permitted Jurisdiction to realize tax or other benefits.

In the event of any transaction (other than a lease) described in and complying with the conditions listed in the second preceding paragraph in which the Company is not the Surviving Person and the Surviving Person is to assume all the obligations of the Company under any series of debt securities and the indenture pursuant to a supplemental indenture, that Surviving Person will succeed to, and be substituted for, and may exercise every right and power of the Company, and the Company will be discharged from its obligations under the indenture and the applicable series of debt securities.

There are no covenants or other provisions that would offer protection to security holders in the event of a highly leveraged transaction, rating downgrade or similar occurrence.

For purposes of the foregoing discussion of the limitation on merger and consolidation covenants, the following definitions are applicable:

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Substitution of the Company as Issuer

The indenture will permit the Company, at its option and without the consent of any holder of the debt securities, to be substituted (a “Substitution”) by (i) any direct or indirect parent of the Company or (ii) any Subsidiary of the Company that owns, or concurrently with the Substitution, will own, a majority of the assets of the Company (in each case, the “Substituted Company”) for purposes of the indenture and have the covenants (and related definitions) apply to the Substituted Company and its Restricted Subsidiaries; provided that the following conditions are satisfied:

(1) the Substituted Company is a corporation or limited liability company organized (or the equivalents) and existing under the laws of the United States or any State of the United States or the District of Columbia or any other country member of the Organization for Economic Co-operation and Development (OECD) if such successor Person undertakes to pay additional amounts pursuant to customary provisions as determined in good faith by the Company;

(2) such Substituted Company, if not a Guarantor, delivers a Guarantee or becomes a co-issuer of the debt securities pursuant to a supplemental indenture;

(3) immediately after giving effect to the Substitution, on a pro forma basis, no Event of Default shall have occurred and be continuing; and

(4) the Company delivers to the trustee an officer’s certificate stating that such Substitution complies with the indenture and that all conditions precedent in the indenture relating to such Substitution have been satisfied.

After the Substitution, all references to the Company shall be deemed to refer to the Substituted Company and if the Substitution is effectuated pursuant to clause (1) above, then the Company prior to the Substitution shall become a Restricted Subsidiary.

Release of a Guarantor

The indenture will provide that a Guarantee by a Guarantor of the debt securities shall be automatically and unconditionally released and discharged upon:

(1) (a) such Guarantor ceasing to constitute a Restricted Subsidiary of the Company in compliance with the indenture, whether upon a sale, exchange, transfer or disposition of Capital Stock in such Guarantor (including by way of merger or consolidation) or the designation of such Guarantor as an Unrestricted Subsidiary, or (b) the sale or disposition in compliance with the indenture of all or substantially all of the assets of such Guarantor;

(2) such Guarantor ceasing to be a guarantor under the U.S. Credit Facilities, except a discharge or release by or as a result of payment under such guarantee;

(3) the exercise of the legal defeasance option or the covenant defeasance option with respect to the debt securities as described under “ —Defeasance” or if the obligations of the Company under the indenture are otherwise discharged in accordance with the terms of the indenture; or

(4) a release in accordance with “ —Supplements, Amendments and Waivers.”

Once released, the Company shall not be required to cause the reinstatement of any Guarantee of the debt securities even if one or more of the conditions required for the release is not satisfied in the future.

A Guarantee by a Guarantor of the debt securities may be modified or terminated with the consent of Holders of a majority in principal amount of the series of the debt securities then outstanding as described under “—Supplements, Amendments and Waivers.”

Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the indenture. See “—Mergers, Consolidation, Etc.”

The trustee shall execute an appropriate instrument prepared by the Company evidencing the release of a Guarantor from its obligations under its Guarantee and the indenture upon receipt of a request by the Company or such Guarantor accompanied by an Officer’s Certificate and an Opinion of Counsel certifying as to the compliance with the relevant section of the indenture.

Redemption

The indenture will contain optional redemption provisions that allow the Company to elect to redeem the debt securities of any series, subject to certain conditions. The indenture will provide that, except as otherwise provided as to any particular series of debt securities and subject to certain exceptions in the indenture, at least 10 days but not more than 60 days before a redemption date, the Company shall mail (or in the case of debt securities held in book-entry form, by electronic transmission or otherwise in accordance with applicable DTC procedures) a notice of redemption to each holder whose debt securities are to be redeemed. The notice shall identify the debt securities of the series to be redeemed and shall contain certain information relating to the redemption, including (among others) the redemption date and redemption price for the debt securities being redeemed.

Events of Default

Unless otherwise stated in the prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture as being:

(1)	our failure to pay interest on any debt security of such series when it becomes due and payable and such default continues for 30 days;

(2)	our failure to pay principal of, or any premium, on any debt security of such series when that principal or premium becomes due and payable at maturity, upon redemption or otherwise;

(3)	our failure to comply with the merger covenant in the indenture;

(4)

our failure or that of any Restricted Subsidiary to observe or perform (a) the reporting obligations described under the caption “ —Reports,” which failure is continuing for a period of 90 days (and may be cured by filing, furnishing or making available, as applicable, the delinquent report within such 90-day period) or (b) any other covenant or agreement contained in the indenture or with any of its other agreements in the debt securities of that series, which failure continues for a period of 60 days, in each case, after the Company receives a written notice specifying the Default from the trustee or holders of at least 30% in outstanding aggregate principal amount of the then outstanding debt securities of that series;

(5)

our failure or that of any of our Significant Subsidiaries to pay within any applicable grace period after final maturity or acceleration by the holders thereof because of a default and the total amount of such Debt unpaid or accelerated exceeds $75.0 million;

(6)

our failure or that of any of our Significant Subsidiaries to pay or discharge final and non-appealable judgments for the payment of money entered by a court or courts of competent jurisdiction aggregating in excess of $75.0 million, which judgments are not discharged, waived or stayed (to the extent not covered by insurance) for a period of 60 consecutive days following entry of such final and non-appealable judgments or decrees during which a stay of enforcement of each such final and non-appealable judgment or decree, by reason of pending appeal or otherwise, is not in effect;

(7)

any Guarantee of a Significant Subsidiary of the Company ceases to be in full force and effect, or is declared to be null and void and unenforceable by a judicial determination, or is found to be invalid by a judicial determination, or any Guarantor that is a Significant Subsidiary of the Company denies (in writing) its obligations under its Guarantee (in each case, other than by reason of release of a Guarantor in accordance with the terms of the indenture; and

(8)	certain events of bankruptcy, insolvency or reorganization affecting us or any of our Significant Subsidiaries; and

(9)	any other event of default provided with respect to debt securities of that series which is described in the applicable prospectus supplement.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee may and the trustee shall upon the written direction of Holders of at least 30% in outstanding aggregate principal amount of the then outstanding debt securities of such series, or the holders of at least 30% in outstanding aggregate principal amount of then outstanding debt securities of such series may declare the principal of such series of debt securities, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the trustee specifying the respective Event of Default and that such notice is a notice of acceleration, and the same shall become immediately due and payable.

The Company shall deliver to the trustee, within ten business days after becoming aware of the occurrence thereof, written notice in the form of an officer’s certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities.

The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series issued thereunder by notice to the trustee may on behalf of the holders of all of the debt securities of such series waive any existing Default or Event of Default and its consequences (including any resulting non-payment Default or Event of Default) under the indenture (except a continuing Default or Event of Default in the payment of principal, premium, if any, or interest on the debt securities held by a non-consenting holder that did not result from a non-payment Default or Event of Default). Moreover, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind the acceleration if the rescission would not conflict with any judgement or decree and all sums paid or advanced by the Trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel have been paid.

In the event of a declaration of acceleration with respect to debt securities of any series because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of such debt securities shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (5) above shall be remedied or cured, or waived by the holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full and if (i) the annulment of the acceleration of such Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the debt securities that became due solely because of the acceleration of the debt securities, have been cured or waived.

The indenture will provide that (i) if a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in the reporting covenant in the indenture or otherwise to deliver any notice or certificate pursuant to any other provision of the indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in the indenture.

We shall be required to deliver to the trustee, within 120 days after the end of our fiscal year, a certificate indicating such signing officer’s knowledge as to whether we have complied with all conditions and covenants under the indenture.

For purposes of the foregoing discussion of the events of default covenants, the following definitions are applicable:

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

Supplements, Amendments and Waivers

Without the consent of any holder, the Company and the trustee may amend the indenture to:

•	cure any ambiguity, omission, defect or inconsistency;

•	provide for the assumption by a successor entity of the obligations of an Company under the indenture;

•

provide for uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Code), or in a manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Code);

•	add additional Guarantees or additional obligors with respect to any series of debt securities;

•	comply with the “—Mergers, Consolidation, Etc.” provision in the indenture;

•	secure any series debt securities;

•	add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;

•	make any other change that does not adversely affect the rights of any holder in any material respect;

•	comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•

add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided, however, that any such addition, change or elimination (A) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such debt security with respect to such provision or (B) shall become effective only when there is no outstanding debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

•

evidence and provide for the acceptance of appointment by a successor trustee or a separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee;

•	provide for the issuance of additional debt securities in accordance with the limitations set forth in the indenture as of the date of the indenture; or

•	conform the text of the indenture, the debt securities or any Guarantee to any provision of this “Description of Debt Securities and Related Guarantees.”

Subject to exceptions described below, the Company and the trustee may amend the indenture and any series of debt securities with the consent of the holders of at least a majority in principal amount of each series of debt securities affected, including additional debt securities, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for any series of debt securities) and any existing Default or Event of Default or compliance with any provision of the indenture or any series of debt securities may be waived (except for a continuing Default or Event of Default in the payment of principal, premium, if any, or interest on the debt securities held by a non-consenting holder). Without the consent of each holder of an outstanding series of debt securities affected, however, no amendment may:

(1) reduce the amount of any debt security whose holders must consent to an amendment, supplement or waiver;

(2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any series of debt securities;

(3) reduce the principal of or change the fixed maturity of any series of debt securities, or change the date on which any series of debt securities may be subject to redemption or repurchase (other than with respect to the minimum notice period to holders of any series of debt securities), or reduce the redemption or repurchase price for those debt securities (except, in the case of repurchases, as would otherwise be permitted under clause (7) hereof);

(4) make any series of debt securities payable in money other than that stated in the debt security and the indenture;

(5) impair the contractual right of any holder to receive payment of principal, premium, interest on that holder’s debt security on or after the due dates for those payments, or to bring suit to enforce that payment on or with respect to such holder’s debt security or any Guarantee;

(6) modify the provisions contained in the indenture permitting holders of a majority in principal amount of the debt securities to waive a Default;

(7) after the Company’s obligation to purchase the debt securities arises under the indenture, amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer or waive any default in the performance of that Change of Control Offer or modify any of the provisions or definitions with respect to any such offer; or

(8) make any change to or modify the ranking of any such debt securities or related Guarantee that would adversely affect the holders of the debt securities.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Legal Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, the Company may elect, at its option at any time, to have the following provisions relating to defeasance and discharge of indebtedness of the indenture applied to the debt securities of any series, or to any specified part of a series.

The Company may, at its option and at any time, elect to terminate all its and the Guarantors’ obligations with respect to any series of debt securities then outstanding, the Guarantees and the indenture (“legal defeasance”), except for:

(1) the rights of holders of outstanding debt securities to receive payments in respect of the principal of, premium, if any, or interest on those debt securities when these payments are due from the defeasance trust referred to below;

(2) the Company’s obligations with respect to the issuance of temporary debt securities, the registration of debt securities, the status of mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties, indemnities and immunities of the trustee and the Company’s obligations in connection with those rights, powers, trusts, duties, indemnities and immunities; and

(4) the Company’s obligations under the defeasance provisions contained in the indenture.

In addition, the Company may, at its option and at any time, elect to release its and the Guarantors’ obligations with respect to specified covenants (“covenant defeasance”) with respect to any series of debt securities, and thereafter any failure by the Company or its Restricted Subsidiaries and its Restricted Subsidiaries to comply with those covenants will not constitute a Default or an Event of Default with respect to such debt securities. Moreover, in the event the Company elects to exercise covenant defeasance, nearly all of the events, other than non-payment, described under “—Events of Default” will no longer constitute Events of Default with respect to such series of debt securities.

If the Company exercises legal defeasance, payment of any such debt securities may not be accelerated as a result of an Event of Default. If the Company exercises its covenant defeasance option, payment of any such series of debt securities may not be accelerated because of an Event of Default specified in clause (3) (with respect to any entity other than the Company), (4), (5), (6), (7) (with respect only to Significant Subsidiaries) or (8) under “—Events of Default” above or because of the failure of the Company to comply with clause (3) of the first paragraph under “—Mergers, Consolidation, Etc.” above.

The Company may exercise its legal defeasance option with respect to the any series of debt securities notwithstanding its prior exercise of covenant defeasance.

In order to exercise either legal defeasance or covenant defeasance:

(1) the Company must irrevocably deposit with the trustee, in trust (the “defeasance trust”), for the benefit of the holders, cash in U.S. dollars, non-callable U.S. Government Securities or a combination of cash and noncallable U.S. Government Securities, sufficient, in the opinion of a firm of independent public accountants of recognized international standing, to pay the principal, premium, if any, and interest on the outstanding debt securities on the stated maturity or on an available redemption date, as the case may be, and the Company must specify whether the debt securities are being defeased to maturity or to that redemption date;

(2) in the case of legal defeasance only, the Company must deliver to the trustee an opinion of counsel confirming that:

(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

(b) since the Issue Date, there has been a change in the applicable federal income tax law, and

(c) based on the ruling obtained under clause (a) or the change in tax law referred to under clause (b), the beneficial owners of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance had not occurred;

(3) in the case of covenant defeasance, the Company must deliver to the trustee an opinion of counsel confirming that the beneficial owners of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred;

(4) no Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt, and, in each case the granting of Liens in connection therewith) with respect to the debt securities shall have occurred and be continuing on the date of such deposit;

(5) legal defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6) in the case of legal defeasance only, the Company must deliver to the Trustee an opinion of counsel, subject to customary exceptions and assumptions, to the effect that on the 91st day following the deposit, the defeasance trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws generally affecting creditors’ rights;

(7) the Company must deliver to the trustee an officer’s certificate stating that the deposit was not made by the Company with the intent of preferring the holders of debt securities over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

(8) the Company must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a legal defeasance need not be delivered if all debt securities not theretofore delivered to the trustee for cancellation (a) have become due and payable, (b) will become due and payable on the maturity date within one year or (c) as to which a redemption notice has been given calling the debt securities for redemption within one year, under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Company.

For purposes of the foregoing discussion of the legal defeasance and covenant defeasance provisions, the following definitions are applicable:

“U.S. Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America is pledged and which are not callable or redeemable at the issuer’s option or money market funds that invest solely in the foregoing.

Guarantees

Our payment obligations under any series of debt securities may be guaranteed by one or more of the co-registrants. The terms of any such guarantee will be set forth in the applicable prospectus supplement.

Governing Law

The indenture will provide that it, the debt securities and the guarantees of debt securities, and any claim, controversy or dispute arising under or related to the indenture, the debt securities or the guarantees of debt securities, will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Concerning the Trustee

In the ordinary course of its business, Regions Bank, the trustee, has provided, and may in the future provide, investment banking, commercial lending, financial advisory and other services for us. The indenture contains, or will contain, limitations on the right of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture permits, or will permit, the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture provides, or will provide, that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain provisions for security or indemnification and certain limitations contained in the indenture, the holders of a majority in aggregate principal amount of the debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any other securities that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by us or by a selling securityholder:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us or a selling securityholder to one or more purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on Nasdaq or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities.

That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation, any discounts or commissions received by them on resale of the securities and any profits on their resale of the securities may be deemed to be underwriting discounts and commissions under the U.S. Securities Act of 1933, as amended (the “Securities Act”). If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The underwriters will be obligated to purchase all the securities offered if any of those securities are purchased. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, and any discounts or concessions allowed or re-allowed or paid to dealers, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, which is principally listed on Nasdaq. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

VALIDITY OF THE SECURITIES

The validity of the securities offered hereby will be passed upon for Pilgrim’s Pride Corporation by White & Case LLP. The validity of the guarantees offered hereby will be passed upon for Gold’n Plump Poultry, LLC, Gold’n Plump Farms, LLC and JFC LLC by Faegre Drinker Biddle & Reath LLP. The validity of the guarantees offered hereby will be passed upon for Pilgrim’s Pride Corporation of West Virginia, Inc. by Wharton, Aldhizer & Weaver, PLC. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Pilgrim’s Pride Corporation as of December 25, 2022 and December 26, 2021 and for each of the fiscal years in the three-year period ended December 25, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 25, 2022, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from our web site at http://www.pilgrims.com or from the SEC’s web site at http://www.sec.gov. The information on or accessed through our website is not incorporated by reference into and is not made a part of this prospectus.

We “incorporate by reference” in this prospectus certain information that we file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and, where applicable, supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

•	our Annual Report on Form 10-K for the year ended December 25, 2022 filed with the SEC on February 9, 2023; and

•

the portions of our Preliminary Proxy Statement on Schedule 14A filed with the SEC on March  17, 2023 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 25, 2022.

We also incorporate by reference in this prospectus any future filings that we may make with the SEC under Sections 13 (a), 13(c), 14, or 15(d) of the Exchange Act until we sell all of the securities that may be offered by this prospectus. However, we are not incorporating by reference any information furnished under Item 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K. Nothing in this prospectus shall be deemed to incorporate by reference herein information of the type described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K contained in any of the documents or the future filings described above.

You may request a copy of these filings at no cost to you, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus, by writing or telephoning us as follows:

Pilgrim’s Pride Corporation

1770 Promontory Circle

Greely, Colorado 80634

Attn: Investor Relations

(970) 506-7883

IRPPC@pilgrims.com

This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents. You should rely only on the information contained in this prospectus and in the documents that we have incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the securities described in this prospectus in any state or jurisdiction where the offer is not permitted.

Pilgrim’s Pride Corporation

$500,000,000

6.875% Senior Notes due 2034

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays

BMO Capital Markets

ING

Mizuho

Rabo Securities

RBC Capital Markets

Truist Securities

Regions Securities LLC